Exhibit 10.1

EXECUTION

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”), dated as of December 10, 2018, is entered into by and among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT SPV LLC (the “Company”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (the “Lender”) and administrative agent (the “Administrative Agent”), GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC, as portfolio manager (the “Portfolio Manager”) and STATE STREET BANK AND TRUST COMPANY, as collateral agent (in such capacity, the “Collateral Agent”), collateral administrator (in such capacity, the “Collateral Administrator”) and intermediary (in such capacity, the “Intermediary”). Reference is hereby made to the Loan and Security Agreement (as amended by the First Amendment to the Loan and Security Agreement dated as of August 17, 2018 and as further amended or modified from time to time, the “Loan and Security Agreement”), dated as of November 21, 2017, among the Company, the Lender, the Administrative Agent, the Portfolio Manager, the Collateral Agent, the Intermediary and the Collateral Administrator. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement.

WHEREAS, the parties hereto are parties to the Loan and Security Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Loan and Security Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan and Security Agreement is hereby amended as follows:

SECTION 1.        AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT.

The Loan and Security Agreement is hereby amended as set forth in the conformed version of the Loan and Security Agreement attached as Exhibit A hereto.

SECTION 2.        MISCELLANEOUS.

(a)        The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement.

(b)        THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c)        This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(d)        Subject to the satisfaction of the conditions set forth in Section 3 below, this Amendment shall be effective as of the date of this Amendment first written above.

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(e)        The Collateral Agent, the Collateral Administrator and the Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and make no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Intermediary shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Intermediary to execute this Amendment.

SECTION 3.        CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment (to the extent invoiced) of outstanding fees of the Lender and any invoiced outstanding fees and disbursements of the Administrative Agent (if any); (ii) delivery and execution of certain officer’s certificates of the Company and the Portfolio Manager in form and substance reasonably satisfactory to the Administrative Agent and the Lender relating to certain corporate matters, solvency, matters under the Loan and Security Agreement and any other matters reasonably requested by the Administrative Agent; (iii) delivery of search reports and public records reasonably requested by the Administrative Agent; and (iv) delivery of executed signature pages by all parties hereto to the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT SPV LLC, as Company

By	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC, as Portfolio Manager

By	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory

Signature Page to Second Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James GreenField
Name: James Greenfield
Title: Executive Director

Signature Page to Second Amendment to Loan and Security Agreement

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent

By	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Intermediary

By	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Collateral Administrator

By	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

Signature Page to Second Amendment to Loan and Security Agreement

The Lender

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ James Greenfield
Name: James Greenfield
Title: Executive Director

Signature Page to Second Amendment to Loan and Security Agreement

Exhibit A

Conformed Loan and Security Agreement

CONFORMED THROUGH SECOND AMENDMENT DATED AS OF DECEMBER 10, 2018

LOAN AND SECURITY AGREEMENT

dated as of

November 21, 2017

among

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT SPV LLC

The Lenders Party Hereto,

The Collateral Administrator, Collateral Agent and Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC,

as Portfolio Manager

Table of Contents

		Page

ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01.	Purchases of Portfolio Investments	24
SECTION 1.02.	Procedures for Purchases and Related Advances	24
SECTION 1.03.	Conditions to Purchases, Substitution and Advances	25
SECTION 1.04.	Sales of Portfolio Investments	26
SECTION 1.05.	Certain Assumptions relating to Portfolio Investments	28
SECTION 1.06.	Valuation of Permitted Non-USD Currency Portfolio Investments	28
SECTION 1.07.	Additional Equity Contributions	29
SECTION 1.08.	Substitutions; Limitation on Sales and Substitutions	29

ARTICLE II
THE ADVANCES

SECTION 2.01.	Financing Commitments	29
SECTION 2.02.	[Reserved]	29
SECTION 2.03.	Advances; Use of Proceeds	29
SECTION 2.04.	Other Conditions to Advances	31

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01.	The Advances	32
SECTION 3.02.	[Reserved]	36
SECTION 3.03.	Taxes	37

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01.	Interest Proceeds	40
SECTION 4.02.	Principal Proceeds	40
SECTION 4.03.	Principal and Interest Payments; Prepayments; Fees	41
SECTION 4.04.	MV Cure Account	43
SECTION 4.05.	Priority of Payments	43
SECTION 4.06.	Payments Generally	44
SECTION 4.07.	Termination or Reduction of Financing Commitments	45

ARTICLE V
THE PORTFOLIO MANAGER

SECTION 5.01.	Appointment and Duties of the Portfolio Manager	45
SECTION 5.02.	Portfolio Manager Representations as to Eligibility Criteria; Etc.	46
SECTION 5.03.	Indemnification	46

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ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.	Representations and Warranties	47
SECTION 6.02.	Covenants of the Company and the Portfolio Manager	50
SECTION 6.03.	Amendments of Portfolio Investments, Etc.	57

ARTICLE VII
EVENTS OF DEFAULT

ARTICLE VIII
ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.	The Accounts; Agreement as to Control	60
SECTION 8.02.	Collateral Security; Pledge; Delivery	62

ARTICLE IX
THE AGENTS

SECTION 9.01.	Appointment of Administrative Agent and Collateral Agent	65
SECTION 9.02.	Additional Provisions Relating to the Collateral Agent and the Collateral Administrator	68

ARTICLE X
MISCELLANEOUS

SECTION 10.01.	Non-Petition; Limited Recourse	70
SECTION 10.02.	Notices	71
SECTION 10.03.	No Waiver	71
SECTION 10.04.	Expenses; Indemnity; Damage Waiver; Right of Setoff	71
SECTION 10.05.	Amendments	72
SECTION 10.06.	Successors; Assignments	72
SECTION 10.07.	Governing Law; Submission to Jurisdiction; Etc.	74
SECTION 10.08.	Interest Rate Limitation	75
SECTION 10.09.	PATRIOT Act	75
SECTION 10.10.	Counterparts	75
SECTION 10.11.	Headings	75
SECTION 10.12.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	75
SECTION 10.13.	Judgment Currency	76

Schedules

Schedule 1	Transaction Schedule
Schedule 2	Contents of Notice of Acquisition
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	Initial Portfolio Investments
Schedule 6	GICS Level 3 Industry Classifications

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Exhibits

Exhibit A	Form of Request for Advance
Exhibit B	[Reserved]
Exhibit C	Forms of Tax Compliance Certificates

LOAN AND SECURITY AGREEMENT dated as of November 21, 2017 (this “Agreement”) among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower (the “Company”); GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC (the “Portfolio Manager”); the Lenders party hereto; STATE STREET BANK AND TRUST COMPANY, in its capacity as collateral agent (in such capacity, the “Collateral Agent”); STATE STREET BANK AND TRUST COMPANY, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”); STATE STREET BANK AND TRUST COMPANY, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”) and as bank (in such capacity, the “Bank” and, together with the Securities Intermediary in such respective capacities, the “Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans and other corporate debt securities (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company intends to enter into a Loan Sale and Contribution Agreement (the “Sale Agreement”), dated on or about the date hereof, between the Company and Goldman Sachs Private Middle Market Credit LLC (in such capacity, the “Seller”), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Seller.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”) and its respective successors and permitted assigns (together with JPMCB, the “Lenders”) have agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, the parties hereto agree as follows:

Certain Defined Terms; Currencies and Currency Equivalents

“Accounts” has the meaning set forth in Section 8.01(a).

“Additional Payment Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 3.00% per annum.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advance Rate” or “AR” means 41%.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Knowledge of the Company or the Portfolio Manager, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Boston, Massachusetts).

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction applicable to or with jurisdiction over such Person (as the case may be).

“Available Capacity” means, as of any date of determination, the greater of (x) zero and (y) the positive difference between the Borrowing Base and the aggregate outstanding principal amount of the Advances.

“Available Liquidity” means, with respect to the Parent, the sum of, without duplication, (i) the cash, Cash Equivalents and uncalled capital from investors of the Parent and its consolidated Subsidiaries in an amount not exceeding the positive difference between total assets and total liabilities of the Parent and its consolidated Subsidiaries, in each case, as of the applicable reporting date and as set forth in the form of report previously agreed between the Borrower and the Administrative Agent and (ii) the Available Capacity.

“Base Rate” means, for any day (a) with respect to USD Advances, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 0.50%; and (b) with respect to Advances denominated in a currency other than USD, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in Canada (in the case of CAD Advances), in England (in the case of GBP Advances) or in the Euro Zone (in the case of EUR Advances). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the applicable reference rate described in clause (b) above shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. In the event that the Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Borrowing Base” means, on any date of determination, the product of the Net Asset Value multiplied by 0.41.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the following is true:

Where:

Advance Rate = 41%.

“Business Day” means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Boston, Massachusetts); provided that, (i) with respect to any LIBOR related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the calculation or conversion of amounts denominated in EUR, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day and (iii) with respect to any provisions herein relating to the calculation or conversion of amounts denominated in CAD, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada.

“CAD” and “C$” mean Canadian dollars.

“Calculation Period” means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the 1st calendar day of January, April, July or October, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the 1st calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in January 2018.

“Cash Equivalents” means, any of the following, denominated in USD or a Permitted Non-USD Currency: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States (clauses (a) and (b) hereinafter being referred to as “US Government Securities”), in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit, time deposits or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (b) at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s and (c) has Tier 1 Capital (as defined in such regulations) of not less than $1,000,000 and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above and (b) at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company or (B) Goldman Sachs Asset Management, L.P. or its Affiliates shall cease to be the investment advisor of the Parent.

“Charges” has the meaning set forth in Section 10.08.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Administration Agreement” means the collateral administration agreement dated on or about the date hereof, among the Company, the Administrative Agent, the Portfolio Manager and the Collateral Administrator.

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Collateral Principal Amount” means on any date of determination (A) the aggregate principal balance of the Portfolio, including the funded and unfunded balance on any Delayed Funding Term Loan or Revolving Loan, as of such date plus (B) the amounts on deposit in the Accounts (including cash and Cash Equivalents) representing Principal Proceeds as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

“Collection Account” means the account(s) designated as a “Collection Account” on the Transaction Schedule.

“Commitment Increase Date” means any Agent Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Commitment Increase Request and on which the applicable Financing Commitments in respect thereof are effective hereunder.

“Commitment Increase Option” means, on any date prior to the termination of the Reinvestment Period on which the aggregate outstanding principal amount of the Advances is at least equal to U.S.$400,000,000, the option of the Company to request in writing (which may be by email) (each an “Commitment Increase Request”) from the Administrative Agent and the Lenders an increase of the Financing Commitments to up to U.S.$750,000,000; provided that the amount of each Commitment Increase Request shall be not less than U.S.$50,000,000.

“Company” has the meaning set forth in the introductory section of this Agreement.

“Concentration Limitation Excess” means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment that exceeds any Concentration Limitation as of such date; provided that the Administrative Agent shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess unless the Portfolio Manager notifies the Administrative Agent in writing to specify such Portfolio Investment(s).

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Credit Risk Party” has the meaning set forth in Article VII.

“Currency” means USD and any Permitted Non-USD Currency.

“Currency Shortfall” has the meaning set forth in Section 4.04(b).

“Custodial Account” means the account(s) designated as a “Custodial Account” on the Transaction Schedule.

“Default” has the meaning set forth in Section 1.03.

“Defaulted Obligation” has the meaning set forth in Schedule 3.

“Defaulting Lender” means, subject to Section 3.01(j), any Lender that:

(a)        during the Reinvestment Period, has failed to (1) fund all or any portion of its Advances within two (2) Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied or waived, (2) pay to the Company or the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless in the case of (1) or (2) above, its failure to pay is caused by an administrative or technical error, in which case such period shall be extended by one additional Business Day (provided that such Lender shall cease to be a Defaulting Lender pursuant to clauses (1) or (2) above upon receipt of such amounts by the Administrative Agent or the Company), or (3) within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (3) upon receipt of such written confirmation by the Administrative Agent and the Company); or

(b)        the Administrative Agent has received notification during the Reinvestment Period that such Lender (1) is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (2) has notified the Company, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (3) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender, or such Lender has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (4) has become subject to a Bail-In Action; provided that a Lender shall not be a Defaulting Lender under this clause (b) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the underlying instruments relating thereto after satisfaction of customary conditions to borrowing, (b) specifies a maximum amount that can be borrowed on one or more borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or reduced to zero.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1)        in the case of Portfolio Investments and Cash Equivalents and amounts on deposit in the MV Cure Account, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Account and (y) causing the Securities Intermediary to agree that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2)         in the case of each general intangible, by notifying the obligor thereunder of the security interest of the Collateral Agent; provided the Company shall not be required to notify the obligor unless an Event of Default has occurred and is continuing;

(3)        in the case of Portfolio Investments consisting of money or instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or the Commonwealth of Massachusetts, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in the State of New York or the Commonwealth of Massachusetts, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in the State of New York or the Commonwealth of Massachusetts;

(4)        in the case of any account (and all amounts held therein, including the MV Cure Account and amounts on deposit therein) which constitutes a “deposit account” under Article 9 of the UCC, by causing the Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent; and

(5)        in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State.

Notwithstanding clauses (1) and (3) above, the Company or the Portfolio Manager on its behalf shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof shall be deposited in or credited to a Permitted Non-USD Currency Account.

“Designated Independent Broker-Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Broker-Dealer as the Designated Independent Broker-Dealer.

“Dollar Equivalent” means, with respect to any Advance denominated in any Permitted Non-USD Currency, the amount of USD that would be required to purchase the amount of the Permitted Non-USD Currency of such Advance on the date two (2) Business Days prior to the date of such Advance, based upon the FX Rate in effect at such time.

“Effective Date” has the meaning set forth in Section 2.04.

“Eligible Assignee” means at the time of any relevant assignment pursuant to Section 10.06 (b), (i) an Affiliate of the related assignor, (ii) a bank, (iii) an insurance company or (iv) any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)), other than, in the case of this clause (iv), (a) any Person primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Company, the Portfolio Manager or the sub-advisor of the Portfolio Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, or which is a sponsor of, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Eligibility Criteria” has the meaning set forth in Section 1.03.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) any of the Company or the Parent has underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules or (2) any of the Company, the Parent or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan.

“EUR”, “Euros” and “€” mean the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning set forth in Article VII.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Accounts representing Interest Proceeds over (2) the sum of the projected amount required to be paid pursuant to Sections 4.05(a) through (c) on the next Interest Payment Date, the next Additional Payment Date or the Maturity Date, as applicable, as determined by the Company in good faith and in a commercially reasonable manner and verified by the Administrative Agent; provided that amounts to be paid pursuant to clause 4.05(c) shall be projected to be no less than: (i) during a Calculation period during the Ramp-Up Period, $2,600,000, (ii) during a Calculation Period after the Ramp-Up Period and during the Reinvestment Period, $3,4000,000 and (iii) during a Calculation Period after the Reinvestment Period, $1,500,0000.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) any Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that are analogous to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time), as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to (i) the Commitment Increase Option or (ii) assignments made in accordance with the provisions of Section 10.06 of this Agreement.

“First Amendment Effective Date” means August 17, 2018.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FX Rate” means, as of any date of determination, the applicable currency-USD rate, as determined by the Administrative Agent in a commercially reasonable manner.

“GAAP” means generally accepted accounting principles in the effect from time to time in the United States, as applied from time to time by the Company.

“GBP” and “£” mean British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

“Indemnified Person” has the meaning specified in Section 5.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Broker-Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/Merrill Lynch, Barclays Bank, BMO Capital Markets, BNP Paribas, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, HSBC, Morgan Stanley, Natixis, RBC Capital Markets, Royal Bank of Scotland, Societe Generale, UBS, Wells Fargo and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

“Ineligible Investment” means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria (as adjusted for the following proviso); provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5.

“Interest Payment Date” has the meaning set forth in Section 4.03(b).

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Cash Equivalents acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Cash Equivalents acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Cash Equivalents acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Cash Equivalents in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any debt or equity security of any other Person, (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“IRS” means the United States Internal Revenue Service.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“Knowledge” (and “Know” and all its derivative forms) means, for the Company, the knowledge of any officer of the Company, and for the Portfolio Manager, the knowledge of any individual employed by the Portfolio Manager that is knowledgeable about the business affairs of the Company.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Liabilities” has the meaning set forth in Section 5.03.

“LIBO Rate” means, for each Calculation Period relating to an Advance denominated in any Currency, the rate appearing on the Reuters Screen at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for deposits denominated in such Currency with a maturity of three months. If such rate is not available at such time for any reason, then the LIBO Rate for such Calculation Period shall be equal to the rate that results from interpolating on a linear basis between (a) the rate appearing on the Reuters Screen for the longest period available that is shorter than three months and (b) the rate appearing on the Reuters Screen that is the shortest period available that is longer than three months. The LIBO Rate shall be determined by the Administrative Agent (and notified in writing to the Collateral Administrator and the Portfolio Manager), and such determination shall be conclusive absent manifest error. Notwithstanding anything in the foregoing to the contrary, if the LIBO Rate as calculated for any purpose under this Agreement is below zero, the LIBO Rate will be deemed to be zero for such purpose until such time as it exceeds zero again.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Collateral Administration Agreement, the Sale Agreement and such other agreements, and any amendments or supplements thereto or modifications thereof, in each case, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents.

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Market Value” means, on any date of determination, (i) with respect to any Senior Secured Loan, Second Lien Loan or corporate debt security, the average indicative bid-side price determined by Markit Group Limited, LoanX, Inc. or as reported on TRACE or similar comparable service (as mutually agreed to in writing by the Portfolio Manager and the Administrative Agent, such agreement not to be unreasonably withheld, conditioned or delayed), for prints of U.S.$1,000,000 or more (or, if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Senior Secured Loan, Second Lien Loan or corporate debt security, as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below.

If the Portfolio Manager disputes the determination of Market Value with respect to any Portfolio Investment whose Market Value is not determined by the Administrative Agent using Markit Group Limited, LoanX, Inc. or TRACE or similar comparable service (as mutually agreed to in writing by the Portfolio Manager and the Administrative Agent, such agreement not to be unreasonably withheld, conditioned or delayed), the Portfolio Manager may, with respect to up to three such Portfolio Investments in each calendar quarter, engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent. With respect to any Portfolio Investment whose Market Value is determined by the Administrative Agent using Markit Group Limited, LoanX, Inc. or TRACE or similar comparable service (as mutually agreed to in writing by the Portfolio Manager and the Administrative Agent, such agreement not to be unreasonably withheld, conditioned or delayed), the Portfolio Manager may, at the expense of the Company, obtain a written executable bid from an Independent Broker-Dealer for the full principal amount of such Portfolio Investment and submit evidence of such bid to the Administrative Agent.

The market value of any Portfolio Investment determined in accordance with the immediately preceding paragraph will be the Market Value for the applicable Portfolio Investment from and after (but not earlier than) 12:00 p.m. New York City time on the Business Day following receipt of notice of such valuation by the Administrative Agent until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with the definition of Market Value).

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero and (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Portfolio Manager from any Independent Broker-Dealer if, in the Administrative Agent’s good faith judgment: (i) such Independent Broker-Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; or (ii) such firm bid or such firm offer is not bona fide by reason of the insolvency of such Independent Broker-Dealer.

The Administrative Agent shall notify the Company, the Portfolio Manager and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio no later than the later of the 3rd Business Day of each calendar month or upon the reasonable request of the Portfolio Manager (but no more frequently than three (3) requests per calendar month). Any notification from the Administrative Agent to the Company that the events set forth in clause (A)(i) of the definition of the term Market Value Event have occurred and are continuing shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

“Market Value Cure” means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parent of additional Portfolio Investments and the pledge and Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of cash to the Company and the pledge and Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon and any prepayment premium payable pursuant to Section 4.03(c)(ii)(B)) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that the Net Asset Value exceeds the product of (a) the Market Value Cure Level specified on the Transaction Schedule and (b) the Net Advances; provided that, any Portfolio Investment contributed to the Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent). For the purposes of any request for consent of the Administrative Agent pursuant to clause (i) in the immediately preceding sentence, if the Company notifies the Administrative Agent on the day on which the events set forth in clause (A)(i) of the definition of the term Market Value Event has occurred and is continuing of its intention to contribute a Portfolio Investment to the Company to cure such event and requests the related consent thereto, the Administrative Agent shall respond to such request no later than one (1) Business Day after such notice is received and if the Administrative Agent fails to respond within one (1) Business Day, then the Market Value Cure Period shall automatically be extended until two (2) Business Days after the date on which the Administrative Agent responds to the Company. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle, in the case of a Loan, within fifteen (15) Business Days from the date of the event described in clause (A)(i) of the definition of Market Value Event and, in the case of any other Portfolio Investment, within three (3) Business Days thereof. The Portfolio Manager shall use its commercially reasonable efforts to effect any such assignment within such time period.

“Market Value Cure Failure” means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

“Market Value Cure Period” means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of the events set forth in clause (A)(i) of the definition of the term Market Value Event and ending at (x) the close of business in New York two (2) Business Days thereafter or (y) such later date and time as may be agreed to by the Administrative Agent in its sole discretion; provided that the Market Value Cure Period may be extended if (i) the Company has delivered a MV Cure Extension Request reasonably satisfactory to the Administrative Agent to extend the Market Value Cure Period by the MV Cure Extension Period, (ii) on each day in such MV Cure Extension Period, the Company has delivered a MV Cure Plan Status Confirmation; provided further that, if on any date during the MV Cure Extension Period, the MV Cure Plan Status Confirmation is not reasonably satisfactory to the Administrative Agent, a Market Value Cure Failure will be deemed to have occurred on such date or (iii) the Administrative Agent has failed to respond to a request for consent to contribute a Portfolio Investment as set forth in the definition of “Market Value Cure”.

“Market Value Event” means (A) the occurrence of both of the following events (i) the Administrative Agent shall have determined and notified the Portfolio Manager in writing as of any date that the Net Asset Value does not equal or exceed the product of (a) the Market Value Trigger specified on the Transaction Schedule and (b) the Net Advances and (ii) written notice by the Administrative Agent to the Portfolio Manager and the Company of a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, fifteen (15) Business Days from the date of the event described in clause (A)(i) above and (ii) in the case of any other Portfolio Investment, three (3) Business Days from the related Trade Date thereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company, the Seller or the Portfolio Manager, (b) the ability of the Company, the Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the material rights of or material benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon (provided that the waiver of a Default is not a reduction of interest), or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment (other than a mandatory prepayment), or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company; provided that, the Scheduled Termination Date may be extended up to 6 months with the consent of both the Company and the Administrative Agent in its sole discretion (such period, a “Maturity Date Extension Period”).

“Maximum Rate” has the meaning set forth in Section 10.08.

“Maximum Prepayment Amount” means the sum of $100,000,000 plus 25% of the principal amount of each Commitment Increase Option.

“Minimum Funding Amount” means, on any date of determination, the amount set forth in the table below:

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$)
The date that is six months following the Effective Date	December 20, 2018	60% of the Financing Commitment
December 21, 2018	March 20, 2019	65% of the Financing Commitment
March 21, 2019	Day prior to the last day of the Ramp-Up Period	75% of the Financing Commitment
The last day of the Ramp-Up Period	The last day of the Reinvestment Period	85% of the Financing Commitment

“MV Cure Account” means the account(s) designated as an “MV Cure Account” on the Transaction Schedule.

“MV Cure Extension Request” means a written request from the Company satisfactory to the Administrative Agent in its discretion requesting to extend the Market Value Cure Period by an additional 8 Business Days (such period the “MV Cure Extension Period”) and proposing a MV Cure Plan.

“MV Cure Plan” means a proposal by a senior officer of the Company of steps to effect a Market Value Cure, which plan may include: prospective sales of Portfolio Investments, timing of sales of Portfolio Investments, prospective purchasers of Portfolio Investments, indicative pricing for Portfolio Investments, and timing of Portfolio Investment proceeds expected to be received during the MV Cure Extension Period.

“MV Cure Plan Status Confirmation” means, for each Business Day during the MV Cure Extension Period, a status update provided by a senior officer of the Company regarding the progress of the stated MV Cure Plan activities and any further information reasonably requested by the Administrative Agent in connection with achieving a Market Value Cure.

“Nationally Recognized Valuation Provider” means (i) Houlihan Lokey Howard & Zukin Capital, Inc., (ii) Duff & Phelps LLC, (iii) Murray, Devine and Company, (iv) Lincoln International LLC (formerly known as Lincoln Partners LLC) and (v) Valuation Research Corporation, provided that any independent entity providing professional asset valuation services may be added to this definition by the Company, which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Parent that such entity has been approved by the Parent for purposes of assisting the Board of Directors of the Parent in making valuations of portfolio assets to determine the Parent’s compliance with the applicable provisions of the Investment Company Act of 1940, as amended (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager and consented to by the Parent (such consent not to be unreasonably withheld); provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Portfolio Manager so long as, after giving effect to such removal, there are at least three providers designated pursuant to this definition.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Accounts (including, for the avoidance of doubt, cash and Cash Equivalents and amounts in the MV Cure Account) representing Principal Proceeds.

“Net Asset Value” means, on any date of determination of the sum of (A) the sum, with respect to each Portfolio Investment (both owned by the Company and in respect of which there is an outstanding Purchase Commitment that has not settled), other than the unfunded commitment amount of a Delayed Funding Term Loan or a Revolving Loan, the product of (x) the Market Value of each such Portfolio Investment multiplied by (y) the funded principal amount of each such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account (including cash and Cash Equivalents); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled (x) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (y) in the case of any other Portfolio Investment, within three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate principal balance of all Portfolio Investments acquired by the Company prior to such date minus (b) the aggregate principal balance of all Portfolio Investments repurchased by the Parent or an Affiliate thereof prior to such date.

“Non-Call Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, May 21, 2019.

“Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.01(f)(vi)).

“Parent” means Goldman Sachs Private Middle Market Credit LLC.

“Participant Register” has the meaning specified in Section 10.06(d).

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Permitted Distribution” means,

(A)        on any Business Day, distributions of Interest Proceeds (at the discretion of the Company) to the Parent (or other permitted equity holders of the Company); provided that amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and only so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) such distribution is not during a MV Cure Extension Period,

(iv) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (v) the Company gives at least one (1) Business Day’s prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator and (vi) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied;

(B)        on any Business Day, distributions of Principal Proceeds to the Parent (or other permitted equity holders of the Company); provided that amounts may be distributed pursuant to this definition only to the extent of available Principal Proceeds and only so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) such distribution is not during a MV Cure Extension Period, (iv) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (v) the Company gives at least one (1) Business Day’s prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (vi) if during the Reinvestment Period, either (x) no Portfolio Investment Refinancing Event has occurred or (y) if a Portfolio Investment Refinancing Event has occurred, the Permitted Principal Proceeds Distribution Criteria are satisfied, (vii) if after the Reinvestment Period, both (x) the Permitted Principal Proceeds Distribution Criteria are satisfied and (y) such date is no more than 6 months after the end of the Reinvestment Period, (viii) such distribution is not during a Maturity Date Extension Period and (ix) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied.

Notwithstanding the above clauses (A) and (B), the Company may make Permitted RIC Distributions in accordance with this Agreement at any time.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any collateral underlying a Portfolio Investment, the Lien in favor of the Company and Liens permitted under the related underlying instruments, (d) as to agented Portfolio Investments, Liens in favor of the agent under the applicable transaction documents, (e) Liens granted pursuant to or by the Loan Documents, (f) Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default under clause (h) of Article VII, (g) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business, (h) customary rights of setoff, banker’s lien, security interest or other like right upon assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations and (i) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing.

“Permitted Non-USD Currency” means CAD, GBP and Euros.

“Permitted Non-USD Currency Accounts” means any account established by the Intermediary in its own name at its designated custodian in an applicable jurisdiction to hold cash or Portfolio Investments denominated in a Permitted Non-USD Currency for its clients on an unsegregated basis.

“Permitted Non-USD Currency Equivalent” means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Permitted Principal Proceeds Distribution Concentration Limitation Excess” means on any date of determination, without duplication, of the product of the Market Value and all or the portion of the principal amount of any Portfolio Investment that exceeds any Permitted Principal Proceeds Concentration Limitation as of such date; provided that the Administrative Agent shall select in its sole discretion which Portfolio Investment(s) constitute part of the Permitted Principal Proceeds Distribution Concentration Limitation Excess unless the Portfolio Manager notifies the Administrative Agent in writing to specify such Portfolio Investment(s) on or prior to such date of determination.

“Permitted Principal Proceeds Distribution Criteria” means that (i) Portfolio Investments issued by a single obligor and its Affiliates may not exceed an aggregate principal balance equal to 4.0% of the Net Asset Value; provided that Portfolio Investments issued by three (3) obligors and their respective Affiliates may each constitute up to an aggregate principal balance equal to 6.5% of the Net Asset Value (such limitations, the “Permitted Principal Proceeds Concentration Limitations”) and (ii) the Borrowing Base Test, calculated for the purposes of this definition with a Net Asset Value excluding any Permitted Principal Proceeds Distribution Concentration Limitation Excess, is satisfied (and will be satisfied after giving effect to such Permitted Distribution).

“Permitted RIC Distributions” means distributions to the Parent (from the Accounts or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a regulated investment company under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and so long as (i) the Borrowing Base Test is satisfied, (ii) the Company gives at least one (1) Business Day’s prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed U.S.$1,500,000 (or such higher amount as agreed by the Administrative Agent in its reasonable discretion) and (iv) the Company and the Administrative Agent have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company, the Parent or any ERISA Affiliate.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Portfolio Investments purchased hereunder and not otherwise sold or liquidated.

“Portfolio Investment Refinancing Event” means, during any three-month period, Portfolio Investments (excluding any Portfolio Investments distributed to the Seller) comprising more than 15% of the Collateral Principal Amount, as at the beginning of such period, are either (x) permanently refinanced (in whole or in part) in connection with the incurrence of indebtedness from a third party lender prior to their respective maturity dates or (y) assigned for at least par to a third party lender at the direction of the underlying obligor thereon; provided that the Portfolio Manager shall notify the Administrative Agent (i) within two (2) Business Days of the occurrence thereof if any event described in clause (x) or (y) of this definition occurs with respect to a Portfolio Investment and (ii) promptly following the end of each month during such three-month period, the aggregate amount of such affected Portfolio Investments; provided further that the failure to provide such notice set forth in the immediately preceding proviso shall not constitute a Default or Event of Default and any such notice provided after the time periods set forth above shall satisfy such notice requirement from the date provided.

“Portfolio Investments” has the meaning set forth in the introductory section of this Agreement.

“Portfolio Manager” has the meaning set forth in the introductory section of this Agreement.

“Possessory Collateral” has the meaning set forth in the definition of “Deliver”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Accounts (including cash contributed by the Company for a Market Value Cure or otherwise and, for the avoidance of doubt, proceeds of the Advances), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“Purchase” means each acquisition of a Portfolio Investment hereunder, including, for the avoidance of doubt, by way of a contribution by the Parent to the Company pursuant to the Sale Agreement.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, May 21, 2019.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) November 21, 2020; (ii) the date on which a Market Value Event occurs and (iii) the date on which an Event of Default occurs.

“Related Parties” has the meaning set forth in Section 9.01.

“Required Lenders” means Lenders with respect to 66 2/3% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments but in each case excluding amounts held by Defaulting Lenders.

“Responsible Officer” means with respect to the Collateral Agent or the Collateral Administrator, any officer of the Collateral Agent customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“Reuters Screen” means, with respect to (i) USD Advances, LIBOR01 Page, (ii) EUR Advances, EURIBOR01 Page, (iii) GBP Advances, LIBOR02 Page and (iv) CAD Advances, CDOR Page, each on the Reuters Screen Page on the Bloomberg Financial Markets Commodities News (in each case, or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in USD or Permitted Non-USD Currencies, as applicable, in the London interbank market or, in the case of CAD Advances, accepted by a leading bank in the Toronto interbank market that is reasonably acceptable to the Portfolio Manager).

“Revolving Amount” means, on any date of determination during the Reinvestment Period, the aggregate principal amount of Advances in excess of the then-current Minimum Funding Amount.

“Revolving Loan” means any loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines not backed by cash and letter of credit facilities, unfunded commitments under specific facilities and other similar Loans and investments) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“RIC” means a person qualifying for treatment as a “regulated investment company”, as defined in Section 851 of the Code.

“Sale Agreement” has the meaning set forth in the introductory section of this Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“Second Amendment Date” means December 10, 2018.

“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens for Senior Secured Loans and liens for Taxes or regulatory charges and any other liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) that the Portfolio Manager determines in good faith that the value of the collateral or the enterprise value securing the Loan equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

“Secured Obligation” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Seller” has the meaning set forth in the introductory section of this Agreement.

“Senior Secured Loan” means any Loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable underlying instrument), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable underlying instrument that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens for Taxes or regulatory charges and any other liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral. For the avoidance of doubt, debtor-in-possession Loans shall constitute Senior Secured Loans regardless of whether or not such Loans satisfy clauses (i), (ii) or (iii) above.

“Settlement Date” has the meaning set forth in Section 1.03.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s and its Subsidiaries’ present assets; (b) such Person’s and its Subsidiaries’ capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person and its Subsidiaries have not incurred debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Investment” means any Portfolio Investment so designated by the Administrative Agent in writing in its sole discretion on the later of (x) the Second Amendment Date and (y) the date on which the Administrative Agent approves such Portfolio Investment in accordance with Section 1.02.

“Specified Matter” means any Amendment of a Portfolio Investment that (a) reduces the principal amount of such Portfolio Investment, (b) reduces the rate of interest payable on such Portfolio Investment, (c) postpones the due date of any scheduled payment or distribution in respect of such Portfolio Investment, (d) alters the pro rata allocation or sharing of payments or distributions required by any related underlying instrument in a manner adverse to the Company, (e) releases any material guarantor of such Portfolio Investment from its obligations, (f) terminates or releases any lien on a material portion on the collateral securing such Portfolio Investment, (g) changes any of the provisions of any such underlying instrument specifying the number or percentage of lenders required to effect any of the foregoing or (h) materially changes any financial maintenance covenant.

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between USD and CAD, Euros or GBP, the applicable currency-USD rate available through State Street Bank and Trust Company’s banking facilities (or, if State Street Bank and Trust Company has notified the Administrative Agent and the Company that it will no longer provide such services or if State Street Bank and Trust Company or one of its affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) and (y) with respect to all other purposes between USD and CAD, Euros or GBP, the applicable currency-USD spot rate that appeared on the Bloomberg screen for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day. The determination of the Spot Rate shall be conclusive absent manifest error.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Substitution” has the meaning set forth in Section 1.08.

“Substitution Date” has the meaning set forth in Section 1.03.

“Substitution Portfolio Investment” has the meaning set forth in Section 1.08.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trade Date” has the meaning set forth in Section 1.03.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of the United States that governs any relevant security interest.

“Unfunded Exposure Account” means the account(s) designated as an “Unfunded Exposure Account” on the Transaction Schedule.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in CAD, Euro and GBP, converted to USD at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable; provided that, on the last day of the Reinvestment Period, the Unfunded Exposure Amount of any Revolving Loan shall be an amount equal to the aggregate amount of all potential future funding commitments with respect thereto.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the aggregate Unfunded Exposure Amount minus the amounts on deposit in the Unfunded Exposure Account.

“USD” and “$” mean U.S. dollars.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

“Working Capital Revolver” means a revolving lending facility secured by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the outstanding aggregate principal amount of Advances, the outstanding principal amount of any Advances that are denominated in any Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance or Loan is denominated in a Permitted Non-USD Currency, such amount shall be the relevant Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of such Permitted Non-USD Currency).

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01.        Purchases of Portfolio Investments. On the Effective Date, the Company may acquire the Initial Portfolio Investments from the Seller pursuant to the Sale Agreement, subject to the conditions specified in this Agreement. From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments (from the Seller pursuant to the Sale Agreement or from other Persons), or request that Portfolio Investments be Purchased for the Company’s account, on and subject to the terms and conditions set forth herein.

SECTION 1.02.        Procedures for Purchases and Related Advances.

(a)        Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a “Purchase Commitment”), the Portfolio Manager, on behalf of the Company, shall deliver to the Administrative Agent a notice of acquisition (a “Notice of Acquisition”).

(b)        Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request.

(c)        Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to reasonably request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager and the Company of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, (x) an initial determination of the Market Value for such Portfolio Investment and (y) whether it elects to designate such Portfolio Investment as a Specified Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in writing in connection therewith); provided that any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent. The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to satisfaction of the Eligibility Criteria and the conditions set forth in Section 1.03(3) and Section 1.03(4)); provided that (i) any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is approved and (ii) the failure of the Administrative Agent to notify the Portfolio Manager and the Company of its approval of any Portfolio Investment in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition.

SECTION 1.03.        Conditions to Purchases, Substitution and Advances. Except as otherwise set forth in Section 2.03(e)(ii), no Purchase Commitment, Purchase, Substitution or Advance shall be entered into or made unless each of the following conditions is satisfied (or waived as provided below) (provided that only clauses (3) and (4) below shall be applicable to an Advance that does not correspond to any Purchase Commitment or Purchase) as of the date on which such Purchase Commitment is entered into (such Portfolio Investment’s “Trade Date”), or the Company consummates a Substitution (the “Substitution Date”) or such Advance would otherwise be made and (i) such Portfolio Investment shall not be Purchased, no Substitution shall occur, and any related Advance or (ii) in the case of clauses (3) and (4) below, any other Advance shall not be required to be made available to the Company by the Lenders, unless each of the following conditions is satisfied or waived as of such Trade Date, Substitution Date or proposed Advance date, as applicable:

(1)        the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and, unless waived by the Administrative Agent, such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the “Eligibility Criteria”);

(2)        with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than (i) in the case of a Loan, the date that is fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date or (ii) in the case of any other Portfolio Investment, the date that is three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date;

(3)        no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4)        after giving pro forma effect to (i) the Purchase or Substitution of such Portfolio Investment (if any) and the related Advance (if any) or (ii) any other Advance hereunder:

(w)        the Borrowing Base Test is satisfied;

(x)        the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and

(y)        in the case of a Purchase, the amount of such Advance (if any) shall be not less than U.S.$1,000,000; provided that the amount of the initial Advance shall be not less than U.S.$160,000,000.

The Administrative Agent, on behalf of the Lenders, may waive any conditions to a Purchase Commitment, a Purchase, Substitution or an Advance, as the case may be, specified above in this Section 1.03 by written notice thereof to the Company, the Collateral Administrator, the Portfolio Manager and the Collateral Agent.

If the above conditions to a Purchase Commitment, a Purchase, a Substitution or an Advance are satisfied or waived, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which such Purchase (if any) shall settle (the “Settlement Date” for such Portfolio Investment) and/or on which any related Advance or other Advance shall be provided.

With respect to a Purchase, promptly following the Settlement Date for a Portfolio Investment and its receipt thereof, the Portfolio Manager shall provide or cause to be provided to the Administrative Agent a copy of the executed assignment agreement or executed credit agreement evidencing the Company’s purchase (or, in the case of a Portfolio Investment that is not a Loan, the executed purchase agreement or similar instrument) pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

SECTION 1.04.        Sales of Portfolio Investments. The Company will not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), except that, subject to Section 6.02(w), the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset without the consent of the Administrative Agent so long as, (x) after giving effect thereto, no Market Value Event has occurred, no Default that would constitute an Event of Default under clause (a) or (d) of the definition thereof has occurred and is continuing and no Event of Default has occurred and is continuing and (y) the sale of such asset by the Company shall be on an arm’s-length basis at fair market value and in accordance with the Portfolio Manager’s standard market practices. In addition, within two (2) Business Days of any Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, the Company, subject to clauses (x) and (y) in the immediately preceding sentence, shall either (i) sell such Revolving Loan or Delayed Funding Term Loan and shall pay any amount payable in connection with such sale or (ii) deposit an amount equal to the Unfunded Exposure Amount with respect to such Portfolio Investment into the Unfunded Exposure Account (unless such amount has already been funded in connection with Section 2.03); provided that such two (2) Business Day period may be extended by up to eight (8) Business Days if within two (2) Business Days after such Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, a senior officer of the Company proposes a plan to sell such Portfolio Investment that is reasonably satisfactory to the Administrative Agent.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Accounts) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent’s standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent (including via email). Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Portfolio Manager shall take such actions as the Administrative Agent may reasonably request in writing (including via email) to facilitate the consummation of such sale including, without limitation and if so requested, using commercially reasonable efforts to cause any of its Affiliates acting as administrative agent with respect to such Portfolio Investment to execute and deliver an assignment agreement in respect of such Portfolio Investment naming the Administrative Agent or such other Person designated by it as assignee.

Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i)        notify the Company and the Portfolio Manager promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii)        direct the Company to sell such Portfolio Investments (x) for an amount at least equal to the then-current fair market value and (y) if the Designated Independent Broker-Dealer provides the highest bid, to the Designated Independent Broker-Dealer; it being understood that if the Designated Independent Broker-Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to Purchase a Portfolio Investment on a line-item basis, then the Administrative Agent (in its sole discretion) may accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Broker-Dealer and proposed to be accepted by the Administrative Agent for other Portfolio Investments in such pool) is greater than any bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Broker-Dealer if, in the Administrative Agent’s judgment (acting reasonably):

(A)        either:

(x)        the Designated Independent Broker-Dealer is ineligible, unable or otherwise refuses or fails to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y)        the Designated Independent Broker-Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B)        such bid is not bona fide by reason of the insolvency of the Designated Independent Broker-Dealer.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company’s attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law. In connection with the sale of any or all Portfolio Investment(s) directed by the Administrative Agent pursuant to this Section 1.04, if (w) the Administrative Agent has not yet entered into an agreement or agreements to sell Portfolio Investments in an amount sufficient to satisfy the Secured Obligations, (x) JPMCB (or any of its Affiliates) has not yet assigned its Financing Commitments pursuant to Section 10.06 herein, (y) the Company submitted a MV Cure Plan during the related Market Value Cure Period and (z) the Company diligently pursued a Market Value Cure, as determined by the Administrative Agent in its sole discretion, then the Administrative Agent, in its commercially reasonable discretion, will in good faith, subject to the other terms of this Section 1.04, consider (but shall be under no obligation to accept) any cash purchase bid or bids submitted by the Portfolio Manager or the Company via an Independent Broker Dealer (and actually received by the Administrative Agent from such Independent Broker Dealer) during the period of three (3) Business Days following the occurrence of the related Market Value Event, if the aggregate amount of such bids is sufficient to repay the Secured Obligations in full on or before the proposed settlement date of any other bid or bids received by the Administrative Agent.

SECTION 1.05.        Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement date.

SECTION 1.06.        Valuation of Permitted Non-USD Currency Portfolio Investments. For purposes of all valuations and calculations hereunder, the principal amount and Market Value of all Portfolio Investments and Cash Equivalents denominated in a Permitted Non-USD Currency and proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account shall be converted to USD at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

SECTION 1.07.        Additional Equity Contributions. The Parent may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Company for any purpose, including for the purpose of curing any Default or Event of Default, in connection with a Market Value Cure, satisfying any Borrowing Base Test, enabling the acquisition or sale of any Portfolio Investment or satisfying any conditions under Section 2.04. Each contribution shall either be made (a) in cash, (b) by assignment and contribution of Cash Equivalents and/or (c) by assignment and contribution of a Portfolio Investment.

SECTION 1.08.        Substitutions; Limitation on Sales and Substitutions. The Company may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a “Substitution” and such new Portfolio Investment, a “Substitute Portfolio Investment”) so long as the Company has submitted a Notice of Acquisition and all other applicable conditions precedent set forth in Section 1.03 have been satisfied with respect to each Substitute Portfolio Investment to be acquired by the Company in connection with such Substitution. In no event shall the aggregate outstanding balance of Portfolio Investments in the Portfolio subject to a Substitution, together with the aggregate outstanding balance of Portfolio Investments sold to the Seller by the Company pursuant to Section 1.04 of this Agreement, exceed 20% of the Net Purchased Loan Balance measured as of the date of such sale.

ARTICLE II

THE ADVANCES

SECTION 2.01.        Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in any Currency, in an aggregate amount not exceeding the amount of such Lender’s Financing Commitment; provided that the aggregate amount of each Lender’s Advances denominated in a Permitted Non-USD Currency does not exceed 15% of such Lender’s Financing Commitment at any time. The Financing Commitments shall terminate on the earliest of (a) the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event (or, if earlier, the date of termination of the Financing Commitments pursuant to Article VII).

SECTION 2.02.        [Reserved].

SECTION 2.03.        Advances; Use of Proceeds.

(a)        Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment and/or an Advance set forth in Section 1.03 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein.

(b)        Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c)        Subject to Section 2.03(e), the Company shall use the proceeds of the Advances received by it hereunder to Purchase the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the underlying instruments relating thereto or to make Permitted Distributions; provided that, if the proceeds of an Advance are deposited in the Collection Account or the applicable Permitted Non-USD Currency Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager the Collateral Agent shall apply such proceeds as provided in Section 4.05 (but without premium or penalty). The proceeds of the Advances shall not be used for any other purpose.

(d)        With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator not later than 2:00 p.m. New York City time, (i) in the case of Advances requested in LIBO Rate, two (2) Business Days prior to the Business Day specified as the date on which such Advance shall be made or (ii) in the case of Advances requested in Base Rate, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made. Upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related Purchase(s) (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.

(e)        (i) If the Company receives written notice or becomes actually aware (which, if received or, if they become aware after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received or have become aware (as the case may be) on the next succeeding Business Day) that an Unfunded Exposure Shortfall will occur on any Business Day (a “Shortfall Determination Date”), the Company may (and with respect to any Unfunded Exposure Shortfall not funded pursuant to clause (e)(ii) below, shall to the extent set forth in clause (e)(iii) below) deposit cash and/or Cash Equivalents from other sources into the Unfunded Exposure Account to satisfy all or a portion of such Unfunded Exposure Shortfall as of such Shortfall Determination Date no later than the Business Day following the earlier of (x) receipt of such notice and (y) the Company becoming actually aware of such Unfunded Exposure Shortfall (the “Shortfall Cutoff Date”); provided that, prior to the date that is two (2) Business Days prior to the end of the Reinvestment Period, a Shortfall Determination Date shall only occur when the Unfunded Exposure Amount is greater than 5% of the Collateral Principal Amount and only with respect to such Unfunded Exposure Amount that is above such 5% threshold or when an any Unfunded Exposure Amount with respect to a Portfolio Investment that has become an Ineligible Investment but not yet been sold in accordance with Section 1.04 has not been deposited into the Unfunded Exposure Account.

(ii)        To the extent the Company does not deposit cash and/or Cash Equivalents into the Unfunded Exposure Account in amount equal to the Unfunded Exposure Shortfall as of the Shortfall Determination Date by the Shortfall Cutoff Date, the Company shall be deemed on such Shortfall Cutoff Date to have requested an Advance in USD on the immediately succeeding Business Day, and the Lenders shall, subject to the satisfaction of Section 1.03(3) through (4)(y) on the date of such request and the date of such Advance, make a corresponding Advance on such immediately succeeding Business Day (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in amount equal to (x) if prior to the date that is two (2) Business Days prior to the end of the Reinvestment Period, the remaining Unfunded Exposure Shortfall in excess of 5% of the Collateral Principal Amount as of such Shortfall Determination Date and any Unfunded Exposure Amounts with respect to Ineligible Investments, and (y) if two (2) Business Days prior to the end of the Reinvestment Period, the Unfunded Exposure Shortfall (in each case, after giving effect to any deposits of cash and/or Cash Equivalents in accordance with clause (e)(i) above, if any). The proceeds of any such Advance shall be deposited into the Unfunded Exposure Account.

(iii)        After giving effect to such Advances and other deposits, the Company shall cause that the amounts (including cash and Cash Equivalents) in the Unfunded Exposure Account shall equal at least (x) if prior to the date that is two (2) Business Days prior to the end of the Reinvestment Period, any Unfunded Exposure Amounts in excess of 5% of the Collateral Principal Amount and any Unfunded Exposure Amounts with respect to Ineligible Investments and (y) at all times thereafter, the Unfunded Exposure Amount, in each case, in the relevant Currency.

(f)        Without limitation to clause (e) above, the Company shall not acquire any unfunded commitment under any Revolving Loan or Delayed Funding Term Loan unless, on a pro forma basis after giving effect to such Purchase, the Borrowing Base Test and item 9 of the Concentration Limitations will each be satisfied.

SECTION 2.04.        Other Conditions to Advances. Notwithstanding anything to the contrary herein, the obligations of the Lenders to make Advances shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)        Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)        Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect, and that the initial sales and contributions contemplated by the Sale Agreement shall have been consummated in accordance with the terms thereof.

(c)        Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Portfolio Manager, the Parent and the Seller, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.

(d)        Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company, the Parent, the Seller and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the Parent, the Seller and the Portfolio Manager and any other legal matters relating to the Company, the Parent, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)        Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced at least two (2) Business Days in advance, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f)        PATRIOT Act, Etc. To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations.

(g)        Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder.

(h)        Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Seller as debtor which cover any of the Portfolio Investments and (iii) such other searches that the Administrative Agent deems necessary or appropriate.

(i)        Other Documents. Such other documents as the Administrative Agent may reasonably require.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01.        The Advances.

(a)        Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer in the applicable Currency of immediately available funds to the Collateral Agent for deposit to the Collection Account, or, if such Advances are denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. During the Reinvestment Period, the Company may prepay and reborrow any or all of the Revolving Amount. After the Reinvestment Period, once drawn, Advances may not be reborrowed.

(b)        Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the applicable LIBO Rate for each Calculation Period in effect plus the Applicable Margin for such Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the applicable LIBO Rate for each Calculation Period in effect plus the Adjusted Applicable Margin.

(c)        Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal, Currency, and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the “Register”) in which it shall record from time to time (1) the names, addresses and Commitment amounts of the Lenders, (2) the amount and Currency of each Advance made hereunder, (3) the amount and Currency of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (4) the amount and Currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the event of a conflict between the accounts maintained by the Lenders and the entries in the Register, the entries in the Register shall govern.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

(d)        Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e)        Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances in a specific Currency hereunder, then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain Advances in such Currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances in such Currency are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then, (I) any outstanding Advances in such Currency of such Lender shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations with respect to Advances in such Currency under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law or (II) if requested by the Portfolio Manager or the Company, any outstanding Advances in such Currency shall be converted to an Advance denominated in USD on the date specified by the Administrative Agent at the FX Rate and shall become denominated and payable in USD and thereafter shall bear interest at the rates applicable to Advances denominated in USD and the Company shall pay all amounts owing in connection therewith, including all interest accrued on the Advances being converted through such date; provided that, to the extent that any such adoption or change makes it unlawful for the Advances in such Currency to bear interest by reference to the LIBO Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the Applicable Margin for such Advances set forth on the Transaction Schedule.

(f)        Increased Costs.

(i)        If any Change in Law shall:

(A)        impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B)        impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C)        subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)        If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii)        A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

(iv)        Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v)        Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, subject such Lender or the Administrative Agent to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi)        If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f) or (B) is a Defaulting Lender, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, (i) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign) or (ii) paydown/terminate such Lender on a non-pro rata basis if the Borrowing Base Test is satisfied, provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment, (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply and (z) such assignment will result in a reduction in such compensation or payments thereafter. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

(g)        No Set-off or Counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim.

(h)        Alternate Rate of Interest. If prior to the first day of any Calculation Period for any Advance (the Currency of such Loan herein called the “Affected Currency”):

(i)        (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate (including, without limitation, because the LIBO Rate is not available or published on a current basis), for the Affected Currency deposits and such Calculation Period; or (y) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for the Affected Currency, as applicable, for such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period; then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance is requested in the Affected Currency, such Advance shall accrue interest at the applicable Base Rate plus the Applicable Margin for such Advances set forth on the Transaction Schedule; and

(ii)        if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (i)(x) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (i)(x) have not arisen but the supervisor for the administrator of the LIBO Rate for the Affected Currency or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such LIBO Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate for such Affected Currency that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States, Canada, Great Britain or the Euro Zone, as applicable, at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.05, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within three (3) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (ii) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.01(h)(ii), only to the extent the LIBO Rate for the Affected Currency deposits and such Calculation Period is not available or published at such time on a current basis), if any Advance in the Affected Currency is requested, such request shall be deemed to be rescinded by the Company or, at the election of the Company, a request that such Advance be made bearing interest based on the applicable Base Rate plus the Applicable Margin for such Advances set forth on the Transaction Schedule.

(j)        Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent the Loans are not held pro rata by the Lenders, purchase at par that portion of Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Financing Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

SECTION 3.02.        [Reserved].

SECTION 3.03.        Taxes.

(a)        Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding in respect of Indemnified Taxes been made.

(b)        Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)        Indemnification by the Company. The Company shall indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)        Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)        Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)        Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the

Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)        Without limiting the generality of the foregoing,

(A)        any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed copy of IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)        any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)        an executed copy of IRS Form W-8ECI (or any applicable successor form);

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any applicable successor form); or

(iv)        to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY (or any applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)        Each Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(E)        The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement. The Administrative Agent represents to the Company that it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3 and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g)        Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)        Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

COLLECTIONS AND PAYMENTS

SECTION 4.01.        Interest Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Collection Account. To the extent Interest Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Interest Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Portfolio Manager; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account.

Interest Proceeds deposited into the Collection Account shall be retained in the Collection Account and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Cash Equivalents selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent).

Interest Proceeds on deposit in the Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

SECTION 4.02.        Principal Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Collection Account. To the extent Principal Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Principal Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Portfolio Manager; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account.

All Principal Proceeds deposited into the Collection Account shall be retained in the Collection Account and/or invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) in Cash Equivalents selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Cash Equivalents shall constitute Interest Proceeds.

Principal Proceeds on deposit in the Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) to make Permitted Distributions in accordance with this Agreement or (iii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03.        Principal and Interest Payments; Prepayments; Fees.

(a)        The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Payment Date in accordance with the Priority of Payments.

(b)        Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Payment Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. “Interest Payment Date” means the twelfth (12th) Business Day after the last day of each Calculation Period.

(c)

(i)        Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (B) subject to the payment of the premium described in clause (ii) below, in connection with a Market Value Cure or (C) subject to the payment of the premium described in clause (ii) below, at any other time; provided that the Company may not prepay any outstanding Advances in excess of the Revolving Amount pursuant to this Section 4.03(c)(i)(C) during the Non-Call Period; provided, further, that the Company may not prepay any outstanding Advances in excess of the Maximum Prepayment Amount during the period from and including the day following the last day of the Non-Call Period to and including November 20, 2019 pursuant to this Section 4.03(c)(i)(C). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(i)(A) or Section 4.03(c)(i)(C) not later than 2:00 p.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$1,000,000 (or, if less, the remaining outstanding principal amount of an Advance). Prepayments shall be accompanied by accrued and unpaid interest.

(ii)        Each prepayment or Financing Commitment reduction (A) pursuant to Section 4.03(c)(i)(C) and Section 4.07(a) that is made (I) after the Non-Call Period and on or prior to November 20, 2019 shall be accompanied by a premium equal to 1.25% of the principal amount of such prepayment or Financing Commitment reduction and (II) during the period from and including November 21, 2019 to and including the last day of the Reinvestment Period, whether in full or in part, shall be accompanied by a premium equal to 1.00% of the principal amount of such prepayment or Financing Commitment reduction and (B) pursuant to Section 4.03(c)(i)(B) that is made during the Reinvestment Period, whether in full or in part, shall be accompanied by a premium equal to 1.00% of the principal amount of such prepayment or Financing Commitment reduction and, in each case at the request of any Lender in respect of any prepayment on a date other than an Interest Payment Date, any costs incurred by it in respect of the breakage of its funding at the LIBO Rate for the related Calculation Period; provided that (x) no such premium payable pursuant to clause (A) above shall be payable with respect to any prepayment (or portion thereof) that does not exceed the Revolving Amount and (y) if a prepayment is made with the proceeds received from a Portfolio Investment Refinancing Event, the premium payable pursuant to clause Section 4.03(c)(i)(C) shall only be applicable to the amount of such prepayment that is in excess of the Advance Rate multiplied by the principal amount of the Portfolio Investments that were subject to such Portfolio Investment Refinancing Event.

(d)        The Company agrees to pay to the Administrative Agent, for the account of each Lender that is not a Defaulting Lender, a commitment fee in accordance with the Priority of Payments which shall be payable in USD and accrue at 1.00% per annum (or, (x) during the period from and including the Effective Date to and including November 20, 2018, 0.50% per annum and (y) during the period from and including November 21, 2018 to but excluding the last day of the Ramp-Up Period, 0.75%) on the average daily unused amount of the Financing Commitment of such Lender during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, on the Maturity Date, on each Additional Payment Date and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)        The Company agrees to pay in USD, the Administrative Agent for the account of each Lender (i) on the date of this Agreement, an upfront fee in an aggregate amount equal to U.S.$4,000,000 and (ii) on each Commitment Increase Date, a fee equal to 0.50% on the aggregate amount of the additional Financing Commitments in respect thereof. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f)        In the event that there is a positive difference between the Minimum Funding Amount and the aggregate outstanding principal amount of the Advances on any day, the Company agrees to pay to the Administrative Agent, for the account of each Lender, the LIBO Rate for the applicable Calculation Period plus the Applicable Margin for Advances on the amount of such difference, in accordance with the Minimum Funding Amount schedule. Accrued fees shall be payable in arrears on each Interest Payment Date, on the Maturity Date, on each Additional Payment Date and on the date on which the Financing Commitments terminate. All fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(g)        Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(h). Prepayments shall be accompanied by accrued and unpaid interest.

SECTION 4.04.        MV Cure Account.

(a)        The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in Cash Equivalents at the written direction of the Administrative Agent (as directed by the Required Lenders). All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b)        Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default, following the occurrence of a Market Value Event or during a MV Cure Extension Period, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05.        Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an “Additional Payment Date”), the Collateral Agent shall distribute all amounts in the Collection Account in the following order of priority (the “Priority of Payments”):

(a)        to pay Taxes of the Company, if any and any filing, registration and annual return fees payable by the Company up to a maximum amount under this clause (a) of U.S. $15,000 on each Interest Payment Date, the Maturity Date and each Additional Payment Date (in the case of any Additional Payment Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Payment Date or Interest Payment Date occurring in the same calendar quarter);

(b)         to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Intermediary hereunder (including fees, out-of-pocket expenses and indemnities) up to a maximum amount under this clause (i) of U.S. $50,000 on each Interest Payment Date, the Maturity Date and each Additional Payment Date (in the case of any Additional Payment Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Payment Date or Interest Payment Date occurring in the same calendar quarter) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the commitment fee and unfunded fees payable to the Lenders, but including Lender indemnities) due hereunder, up to a maximum amount under this clause (ii) of U.S. $50,000 on each Interest Payment Date, the Maturity Date and each Additional Payment Date (in the case of any Additional Payment Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Payment Date or Interest Payment Date occurring in the same calendar quarter);

(c)        to pay interest due in respect of the Advances and any increased costs and commitment fees and unfunded fees payable to the Lenders (pro rata based on amounts due);

(d)        to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date (and, if applicable, any Additional Payment Date) or an Interest Payment Date during a Maturity Date Extension Period, principal of the Advances until the Advances are paid in full;

(e)        prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amounts;

(f)        to pay all amounts set forth in clause (b) above not paid due to the limitation set forth therein;

(g)        to make any Permitted Distributions or Permitted RIC Distributions (using Interest Proceeds) directed pursuant to this Agreement; and

(h)        (i) on any Interest Payment Date, to deposit any remaining amounts in the Collection Account as Principal Proceeds and (ii) on the Maturity Date and any Additional Payment Date, any remaining amounts to the Company.

SECTION 4.06.        Payments Generally.

(a)        All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Portfolio Manager. At least five (5) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on the Advances in the relevant Currency on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in USD other than payments of interest and principal made in respect of the Advances that shall be made in the applicable Currency of such Advance. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)        Currency Shortfall. If after receipt of an invoice from the Administrative Agent pursuant to Section 4.06(a) and at least two (2) Business Days prior to any Interest Payment Date, each Additional Payment Date and the Maturity Date, the Collateral Administrator shall have notified the Company, the Collateral Agent and the Administrative Agent that the Company does not have a sufficient amount of funds in a Currency on deposit in the applicable Permitted Non-USD Currency Account that will be needed (1) to pay to the Lenders all of the amounts required to be paid in such Currency on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Currency required for such payment (a “Currency Shortfall”), then, so long as no Event of Default shall have occurred and be continuing or a Market Value Event has occurred, the Company shall convert (or shall direct the Collateral Agent to convert), in each case with the consent of the Administrative Agent, amounts held in the applicable Permitted Non-USD Currency Account in other Currencies into each Currency for which there is a Currency Shortfall in an amount necessary to cure such Currency Shortfall. Each such conversion shall occur no later than one Business Day prior to such Interest Payment Date, Additional Payment Date and the Maturity Date and shall be made at the relevant

Spot Rate for such Currency on such date. If for any reason the Company shall have failed to effect any such currency conversion by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency conversions on behalf of the Company.

(c) Currency Conversions. At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Collateral Administrator to convert amounts held in the applicable Permitted Non-USD Currency Account in other Currencies into any Currency in their sole discretion for application hereunder.

SECTION 4.07.        Termination or Reduction of Financing Commitments.

(a)        After the Non-Call Period (or any other date if JPMorgan Chase Bank, National Association ceases to act as Administrative Agent), the Company shall be entitled at its option, subject to the payment of the premium described in Section 4.03(c)(ii), and upon three (3) Business Days’ prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances; provided that (unless JPMorgan Chase Bank, National Association has ceased to act as Administrative Agent) the Company may not so terminate the Financing Commitments on any date during the period from and including the last day of the Non-Call Period to and including November 20, 2019 in an amount exceeding the amounts prepaid pursuant to Section 4.03(c)(i)(C) (as limited by the second proviso therein) on or prior to such date during such period. In addition, the Financing Commitments shall be reduced by the amount of any prepayment of Advances pursuant to Section 4.03(c)(i)(C) during the Reinvestment Period that exceeds the Revolving Amount.

(b)        The Financing Commitments shall be automatically reduced on the date of any prepayment made in accordance with the definition of “Market Value Cure” in an amount equal to the amount of such prepayment.

(c)        The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(d)        All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e)        The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V

THE PORTFOLIO MANAGER

SECTION 5.01.        Appointment and Duties of the Portfolio Manager. The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein, and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment and disposition of Portfolio Investments, delivering Notices of Acquisition on behalf of and in the name of the Company and (y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company herein and in each other Loan Document. The Company hereby irrevocably appoints the Portfolio Manager its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing:

The Portfolio Manager shall perform its obligations hereunder with reasonable care, using a degree of skill not less than that which the Portfolio Manager exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and restrictions and consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio; and

The Portfolio Manager shall not (and shall not cause the Company to) take any action that it Knows or reasonably should Know would (1) violate the constituent documents of the Company, (2) violate any law, rule or regulation applicable to the Company, (3) require registration of the Company as an “investment company” under the Investment Company Act of 1940, or (4) cause the Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Portfolio Manager may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Company and to perform any of the Portfolio Manager’s duties hereunder, provided that the Portfolio Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Portfolio Manager as investment adviser or portfolio manager hereunder.

SECTION 5.02.        Portfolio Manager Representations as to Eligibility Criteria; Etc.. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company hereunder and not to act in contravention of this Agreement. The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date and Settlement Date or Substitution Date, as applicable, for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the Knowledge of the Portfolio Manager.

SECTION 5.03.        Indemnification. The Portfolio Manager shall indemnify and hold harmless the Company, the Agents and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, “Liabilities”), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Portfolio Manager of any of its obligations hereunder, (b) the failure of any of the representations or warranties of the Portfolio Manager set forth herein to be true when made or when deemed made or repeated, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person and (c) any Liabilities that represent losses from Portfolio Investments which are uncollectible due to the related obligor’s financial inability to pay.

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.        Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (l), (n), (o), (t) through (w) and (aa), the Portfolio Manager) represents to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth below):

(a)        it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;

(b)        the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)        the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case as would reasonably be expected to have a Material Adverse Effect;

(d)        it is not subject to any Adverse Proceeding;

(e)        it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f)        it is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(g)        it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h)        it has no Indebtedness other than (i) Indebtedness incurred or permitted to be incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(i)        (x) it does not have underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules; and (y) neither it nor any ERISA Affiliate has within the last six years sponsored, maintained, contributed to, or been required to contribute to and does not have any liability with respect to any Plan;

(j)        as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k)        it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l)        it has complied in all material respects with all Applicable Laws, judgments, agreements with Governmental Authorities, decrees and orders with respect to its business and properties and the Portfolio party except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(m)        it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Cash Equivalents (as measured at their time of acquisition), (ii) acquired by the Company with the approval of the Administrative Agent, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n)        (x) it has disclosed to the Administrative Agent all material agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually Known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (y) no information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to the Company’s Knowledge contains), when taken as a whole, as of its delivery date (and as updated or supplemented after such date), any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(o)        all of the conditions specified in Section 1.03 have been satisfied or waived;

(p)        the Company has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Company has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns; except in each case, (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP or (y) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(q)        the Company is treated as a disregarded entity for U.S. federal income tax purposes as of the Effective Date;

(r)        the Company is and will be wholly owned by the Parent, which is a U.S. Person;

(s)        prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t)        neither it nor any of its Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a Sanctioned Country; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns;

(u)        the Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and the Company and its officers and directors and, to its Knowledge, its employees, members and agents are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (i) the Company, any of its directors, members, officers, managers or employees or (ii) to the Knowledge of the Company, any agent of the Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v)        the Loan Documents represent all of the material agreements between the Portfolio Manager, the Parent and the Seller, on the one hand, and the Company, on the other. The Company has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Company or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto, as necessary or advisable in connection with the Sale Agreement or which has been terminated;

(w)        the Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with it entering into and performing under this Agreement;

(x)        there are no judgments for Taxes with respect to the Company and no claim is being asserted with respect to the Taxes of the Company, except any such judgments for Taxes or claims with respect to Taxes (x) which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP or (y) that could not reasonably be expected to result in a Material Adverse Effect;

(y)        the Collateral Agent, for the benefit of the Secured Parties, has acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;

(z)        the Parent is not required to register as an investment company under the Investment Company Act of 1940, as amended;

(aa)        the Portfolio Manager is not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb)        no ERISA Event has occurred; and

(cc)        all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

SECTION 6.02.        Covenants of the Company and the Portfolio Manager. The Company (and, with respect to clauses (e), (g), (k), (r), (gg), (hh) and (ii), the Portfolio Manager):

(a)        shall at all times: (i) not engage in any business or activity other than the activities permitted pursuant to its constituent documents; (ii) not acquire or own any material assets other than (A) the Collateral and other assets as permitted hereunder, the Sale Agreement and the other Loan Documents and (B) incidental property as may be necessary for the operation of the Company; (iii) maintain its accounts, financial statements, books, accounting and other records, and other Company documents (other than tax returns and documents related thereto) separate from those of any other Person (without limiting the foregoing, it is acknowledged that for accounting purposes, the Company may be consolidated as required by GAAP and included in such Person’s consolidated financial statements); (iv) not commingle or pool any of its funds or assets with those of any Affiliate or any other Person, and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Loan Documents; (v) conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person (except as may be required for U.S. federal income and applicable state and local tax purposes); (vi) pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; (vii) observe all (A) Delaware limited liability company formalities and (B) other organizational formalities, in each case to the extent necessary or advisable to preserve its separate existence, and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its limited liability company agreement in a manner that would adversely affect the existence of the Company as a bankruptcy-remote special purpose entity without the prior written consent of the Administrative Agent; (viii) not (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any Person or (B) control the decisions or actions respecting the daily business or affairs of any Person except as permitted by or pursuant to the Loan Documents; (ix) except for income tax and consolidated accounting purposes, shall hold itself out to the public as a legal entity separate and distinct from any Person; (x) except as may be required by the Code, any regulations thereunder and any applicable state and local tax law, not identify itself as a division of any Affiliate or any other Person; (xi) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (xii) not use its separate existence to perpetrate a fraud in violation of applicable law; (xiii) not, in connection with the Loan Documents, act with an intent to hinder, delay or defraud any of its creditors in violation of applicable law; (xiv) except as permitted hereunder and under the other Loan Documents, maintain an arm’s length relationship with its Affiliates and the Portfolio Manager; (xv) make no transfer of all or substantially all of its assets except as permitted by or pursuant to the Loan Documents; (xvi) file its own tax returns separate from those of any Person or entity, except to the extent that the Company is not required to file tax returns under applicable law or is not permitted to file its own tax returns separate from those of any other Person; (xvii) use separate stationary, invoices and checks; (xviii) correct any known misunderstanding regarding its separate identity; (xix) intend to maintain adequate capital in light of its contemplated business operations; (xx) be organized as a single-purpose entity with organizational documents substantially similar to those in effect on the Effective Date, together with any amendments or modifications thereto as permitted hereunder; (xxi) conduct its business so that any assumptions made with respect to the Company in any “substantive non-consolidation” opinion letter delivered in connection with the Loan Documents will continue to be true and correct in all material respects; (xxii) have at least one independent manager, except while a vacancy is being filled as required by the Company’s constituent documents; (xxiii) not breach any of its obligations set forth in Section 1.08 of its Amended and Restated Limited Liability Company Agreement; (xxiv) have a manager separate from that of any other Person; (xxv) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xxvi) cause the managers, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company and (xxvii) maintain at least one special member, who, upon the occurrence of an event that causes the sole member of the Company to cease to be a member of the Company, shall immediately become the member of the Company in accordance with its organizational documents;

(b)        shall not, except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms not materially less favorable to the Company (taken as a whole) than would be obtained from unaffiliated parties in an arm’s-length transaction;

(c)        shall take all actions consistent with and shall not take any action contrary to the “Facts and Assumptions” sections in the opinions of Dechert LLP, dated the date hereof, relating to certain true sale and non-consolidation matters;

(d)        shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred or permitted to be incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents, (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan and (iv) Indebtedness incurred under any hedge agreement permitted by Section 6.02(h);

(e)        shall comply in all material respects with all Anti-Corruption Laws with regard to this Agreement and applicable Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company and its directors, managers, officers and agents with Anti-Corruption Laws and applicable Sanctions;

(f)        shall not amend (1) any of its constituent documents, (2) the Sale Agreement or (3) the Collateral Administration Agreement in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g)        shall not (i) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (ii) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (iii) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens; and in any event shall use commercially reasonable efforts to defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties (other than Permitted Liens);

(h)        shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i)        shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least three (3) days prior (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j)        shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k)        shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(l)        shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m)        except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n)        shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, and (ii) neither it nor any ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any Plan;

(o)        [reserved].

(p)

(i)        shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (A) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (A) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (B) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (B) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in Parent’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (C) if on the last day of any calendar month the Unfunded Exposure Shortfall exceeds the Available Capacity, on the 10th Business Day of the immediately following month, a copy of the then-current cash accounts balance of the Parent and its consolidated Subsidiaries (whether audited or unaudited) and a written certificate from an officer of the Parent including (x) a calculation of the Available Liquidity and (y) a copy of the documents and materials referred to in the definition of the term “Available Liquidity” and any other documents or other materials used in the calculation thereof and (D) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request; and

(ii)        shall promptly furnish to the Administrative Agent as soon as available, but no later than the date any quarterly or annual financial statements are due pursuant to Section 6.02(p)(i)(A) or 6.02(p)(i)(B), a compliance certificate, certified by a Responsible Officer of the Company to be true and correct, (i) stating whether any Default or Event of Default exists; (ii) stating that Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (iii) stating that the representations and warranties of Company contained in Article VI are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (iv) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;

(q)        shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r)        shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company’s expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person’s performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent in writing (including via email) to each of the officers of the Company or the Portfolio Manager requested to be on such telephone conference at least five (5) Business Days prior to the requested date of such telephone conference, quarterly telephone conferences with representatives of the Company with respect to review of the Portfolio Investments at times mutually agreed between the Company and the Administrative Agent; provided that such telephone conferences (x) shall only be required to occur during normal business hours and (y) shall not interfere in any material respect with the Company’s or the Portfolio Manager’s business and operations). The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company’s or the Portfolio Manager’s business and operations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day’s prior notice will be required before any inspection. Notwithstanding anything to the contrary in this clause (r), neither the Company nor the Portfolio Manager will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (including on any quarterly telephone conference) that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law (or any binding confidentiality agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, (x) in the event the Portfolio Manager or the Company withholds information from the Administrative Agent or the Lenders in reliance on this sentence, the Company shall provide (to the extent possible without violation of such Applicable Law, any binding confidentiality agreement, attorney-client or attorney work product privilege) notice to the Administrative Agent or such applicable Lender that such information is being withheld and shall use commercially reasonable efforts to communicate the applicable information in a way that would not violate the Applicable Law or binding confidentiality agreement or risk waiver of such attorney-client or attorney work product privilege and (y) no such information withheld pursuant to a binding confidentiality agreement shall be withheld if such information would be customary and necessary (in the reasonable determination of the Administrative Agent) in order for the Administrative Agent to effectuate a sale of Portfolio Investments pursuant to Section 1.04 or an assignment of the Financing Commitments pursuant to Section 10.06;

(s)        shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t)        shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions and Permitted RIC Distributions subject to the other requirements of this Agreement;

(u)        shall not make or hold any Investments, except the Portfolio Investments or Investments (A) constituting Cash Equivalents (measured at the time of acquisition), (B) that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v)        shall not request any Advance, and the Company shall not directly, or to the Knowledge of the Company, indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly, or to the Knowledge of the Company, indirectly, use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in a material violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permissible for a Person required to comply with Sanctions, or (C) in any manner that would result in a material violation of any Sanctions applicable to any party hereto;

(w)        other than (i) with the consent of the Administrative Agent, (ii) pursuant to the Sale Agreement, (iii) as a permitted Substitution under Section 1.08 or (iv) in a required sale directed by the Administrative Agent under Section 1.04, following the occurrence of a Market Value Event, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than with the consent of the Administrative Agent or sales to Affiliates conducted on terms and conditions consistent with those of an arm’s length transaction and at fair market value); provided that all sales under clauses (i)-(iv) of this subsection shall be subject to the limitation on transfers set forth under Section 1.08;

(x)        shall (i) if the Company or the Portfolio Manager receives materials or information indicating that an event of default (however defined in the applicable underlying instruments) or an event that, with notice or lapse of time or both, will become an event of default has occurred with respect to any Portfolio Investment, immediately upon receipt thereof by the Company or the Portfolio Manager notify the Administrative Agent thereof via e-mail or by telephone, or (ii) with respect to all other matters, post on a password protected website maintained by the Portfolio Manager to which the Administrative Agent will have access or deliver via email to the Administrative Agent, with respect to each obligor in respect of a Portfolio Investment, within five (5) Business Days of the receipt thereof by the Company or the Portfolio Manager, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, any management discussion and analysis provided by such obligor and any financial reporting packages with respect to such obligor and with respect to each Portfolio Investment for such obligor (including audited and unaudited financial statements, any attached or included information, statements and calculations). The Company shall cause the Portfolio Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or obligor (to the extent reasonably available to the Portfolio Manager) and, if requested by the Administrative Agent, also shall participate in quarterly portfolio review calls with the Administrative Agent;

(y)        shall not elect to be classified as other than a disregarded entity for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a partnership, corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder));

(z)        shall only have an owner that is treated as a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes;

(aa)        shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement;

(bb)        [reserved];

(cc)        shall not hire any employees;

(dd)        shall not maintain any bank accounts or securities accounts other than the Accounts;

(ee)        except as otherwise expressly permitted herein, shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity) without payment in full of the portion so cancelled or terminated of such Portfolio Investment, or consent to or accept any cancellation or termination, other than by the terms of such Portfolio Investment, of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(ff)        shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(gg)        (x) shall not act on behalf of a Sanctioned Person or a Sanctioned Country, except to the extent permissible for a Person required to comply with Sanctions and (y) does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions;

(hh)        shall give notice to the Administrative Agent promptly in writing upon the occurrence of any of the following:

(1)        any Adverse Proceeding;

(2)        any (x) Default or (y) Event of Default;

(3)        the Company or the Portfolio Manager obtaining actual Knowledge of any material adverse claim asserted against any of the Portfolio Investments, the Accounts or any other Collateral; and

(4)        the Company or the Portfolio Manager obtaining actual Knowledge of any Portfolio Investment becoming a Defaulted Obligation;

provided that, if there shall be a Default or Event of Default solely as a result of a Default or Event of Default under this clause (hh), such Default or Event of Default, as applicable, shall be cured immediately upon the giving of such applicable notice; and

(ii)        with respect to the Portfolio Manager only, shall at all times maintain (or, if the Portfolio Manager is not the Parent on any applicable date of determination, ensure that the Parent maintains) Available Liquidity in an amount at least equal to the Unfunded Exposure Shortfall.

SECTION 6.03.        Amendments of Portfolio Investments, Etc.. If the Company or the Portfolio Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related underlying instrument, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days’) notice thereof to the Administrative Agent; provided that the Company or the Portfolio Manager, as applicable, shall not be required to give notice of an Amendment (other than an Amendment relating to a Specified Matter) to the Administrative Agent unless an Event of Default has occurred and is continuing or a Market Value Event has occurred. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related underlying instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company’s receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to underlying instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)        the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal, such failure continues for a period of two (2) Business Days following the earlier of (x) the Company becoming aware of such failure or (y) receipt of written notice by the Company of such failure unless its failure to pay is caused by an administrative or technical error, in which case such period shall be extended by one (1) additional Business Day;

(b)        any representation or warranty made or deemed made by or on behalf of the Company, the Portfolio Manager, the Seller or the Parent (collectively, the “Credit Risk Parties”) herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its Purchase shall not constitute a failure) and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;

(c)        (A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (t), (v), (w), (cc) or (hh) (other than (hh)(2)(x)) or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days (or, in the case of a failure under Section 6.02(hh)(2)(x) or 6.02(ii), seven (7) days) following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e)        any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f)        any Credit Risk Party shall become not Solvent;

(g)        the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;

(h)        any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired;

(i)        an ERISA Event occurs;

(j)        a Change of Control occurs;

(k)        the Company or the pool of Collateral shall become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l)        the Portfolio Manager, other than, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), in connection with an assignment to an Affiliate, (i) resigns as Portfolio Manager under this Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement;

(m)        the Net Asset Value is less than the product of (1) the Net Advances multiplied by (2) 166.66%; or

(n)        (i) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(e) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(e) or (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement); provided that the failure of the Company to undertake any action set forth in this clause (n) is not remedied (x) if not during a MV Cure Extension Period, within two (2) Business Days or (y), if during a MV Cure Extension Period, within ten (10) Business Days from the date of the event described in clause (A)(i) of the definition of Market Value Event;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII

ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.        The Accounts; Agreement as to Control.

(a)        Establishment and Maintenance of Accounts. The Company hereby appoints State Street Bank and Trust Company (i) as Securities Intermediary to establish, and the Securities Intermediary does hereby establish, each of the securities accounts identified on the Transaction Schedule (such accounts and any successor accounts, the “Securities Accounts”), each to be maintained by the Securities Intermediary, as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent under this Agreement, and (ii) as Bank to establish, and the Bank does hereby establish, each of the deposit accounts identified on the Transaction Schedule (such accounts and any successor accounts, the “Deposit Accounts” and, together with the Securities Accounts, the “Accounts”), each to be maintained by the Bank, as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), in the name of the Company subject to the lien of the Collateral Agent under this Agreement.

(b)        Collateral Agent in Control of Securities Accounts. Each of the parties hereto hereby agrees that:

(i)        the Securities Accounts are and shall be treated as “securities accounts” (within the meaning of Section 8-501(a) of the UCC) and the Collateral Agent is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) of such Accounts;

(ii)        the Deposit Accounts are “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC) and the Collateral Agent is the “customer” (within the meaning of Section 4-104(1)(e) of the UCC) of such Accounts;

(iii)         all Collateral in the form of cash held by the Intermediary shall be held in a Deposit Account, which may be a subaccount of another Account;

(iv)        the Intermediary shall not change the name or account number of any of the Accounts without the prior written consent of the Collateral Agent, and, so long as no Event of Default has occurred and is continuing under this Agreement, without the prior written consent of the Company;

(v)        each Account shall at all times be held and maintained through an office of the Securities Intermediary or the Bank, as applicable, located in the State of New York or the Commonwealth of Massachusetts; and

(vi)         all Collateral delivered to the Intermediary pursuant to this Agreement will be promptly credited to the appropriate Account, subject to the terms of this Agreement.

(c)        Except as otherwise expressly provided herein, the Collateral Agent will be exclusively entitled to exercise the rights that comprise each financial asset credited to each Account and, without limitation, each Permitted Non-USD Currency Account. The parties hereto agree that the Intermediary shall act only on entitlement orders or other instructions with respect to the Accounts and the Permitted Non-USD Currency Accounts originated by the Collateral Agent and no other Person (and without further consent by any other Person); and the Collateral Agent, for the benefit of the Secured Parties, shall have exclusive control and the sole right of withdrawal over each Account and each Permitted Non-USD Currency Account. The only permitted withdrawals from the Accounts and the Permitted Non-USD Currency Accounts shall be in accordance with the provisions of this Agreement.

(d)        Subordination of Lien, Etc. If the Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Account or any security entitlement credited thereto, the Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The property credited to any Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except that the Intermediary may set-off (1) all amounts due to the Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Accounts, and (2) the face amount of any checks which have been credited to any Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(e)        Property Registered, Indorsed, etc. to Securities Intermediary. All securities or other property represented by a promissory note or an instrument underlying any financial assets credited to any Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Account be registered in the name of the Company, payable to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(f)        Jurisdiction; Governing Law of Accounts. The establishment and maintenance of each Account and all interests, duties and obligations related thereto shall be governed by the law of the State of New York and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) shall be the State of New York. Terms used in this Section 8.01 without definition have the meanings given to them in the UCC. The parties hereto further agree that (x) the custodian/account agreement with respect to each Account is hereby amended to provide that the law of the State of New York is applicable to all issues specified in Article 2(1) of the Hague Convention on the Law applicable to Certain Rights in respect of Securities Held with an Intermediary and (y) the law applicable to all of the issues in Article 2(1) of the Hague Convention on the Law applicable to Certain Rights in respect of Securities Held with an Intermediary shall be the law of the State of New York.

(g)        No Duties. The parties hereto acknowledge and agree that the Intermediary shall not have any additional duties under this Agreement other than those expressly set forth in this Section 8.01, and the Intermediary shall satisfy those duties expressly set forth in this Section 8.01 so long as it acts without gross negligence, fraud, reckless disregard or willful misconduct. Without limiting the generality of the foregoing, the Intermediary shall not be subject to any fiduciary or other implied duties, and the Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. The Intermediary shall be subject to all of the rights, protections and immunities given to the Collateral Agent hereunder, including indemnities.

(h)        Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Cash Equivalents; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent.

(i)        Unfunded Exposure Account.

(i)    Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05 or from funds otherwise available to the Company and not prohibited by the terms of this Agreement. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(e).

(ii)    While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager may direct, by means of an instruction in writing to the Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company’s unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans, for deposit into the Collection Account and (ii) (x) at any time prior to the date that is two (2) Business Days prior to the end of the Reinvestment Period, so long as no Unfunded Exposure Shortfall exists in excess of 5% of the Collateral Principal or would exist after giving effect to the withdrawal or (y) at any time on or after that date that is two (2) Business Days prior to the end of the Reinvestment Period, so long as no Unfunded Exposure Shortfall exists. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Collection Account to prepay the outstanding Advances.

SECTION 8.02.        Collateral Security; Pledge; Delivery.

(a)        Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents and the Lenders (collectively, the “Secured Parties”) under this Agreement (collectively, the “Secured Obligations”), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Portfolio Investment, (2) all of the Company’s interests in the Accounts and the Permitted Non-USD Currency Accounts and, in each case, all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreement, any other Loan Document and all rights related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b)        Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company; (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, which shall be limited to one time per calendar year, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Company, legal opinions from Company’s counsel or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent’s security interest in any of the Collateral.

(c)        Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i)        Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii)        Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii)        Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)        Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(v)        Take control of any proceeds of the Collateral;

(vi)        Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii)        Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

(d)        Compliance with Restrictions. The Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e)        Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f)        Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g)        Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Portfolio Manager herein.

(h)        Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Loan or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Loan or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at the Company’s sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such release.

(i)        Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company’s sole expense, deliver to the Company, or cause the Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

ARTICLE IX

THE AGENTS

SECTION 9.01.        Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent and each of the Lenders and the Administrative Agent hereby irrevocably appoints the Collateral Agent (the Administrative Agent and the Collateral Agent, each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Intermediary shall be deemed to have knowledge of any Default, Event of Default, Market Value Event or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act.

It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. No Agent shall be responsible for any misconduct or negligence on the part of a non-Affiliated sub-agent or attorney appointed by such Agent with due care. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”) for such Agent. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Intermediary and the Administrative Agent may resign at any time upon 30 days’ notice to each other agent, the Lenders, the Portfolio Manager and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the retiring agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations hereunder. After the retiring agent’s resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such retiring agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Intermediary may be removed at any time with 30 days’ notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Intermediary, the Lenders and the Portfolio Manager. Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after such notice of removal, then the Administrative Agent may appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. Upon the acceptance of its appointment as Collateral Administrator, Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed agent, and the removed agent shall be discharged from its duties and obligations hereunder. After the removed agent’s removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Intermediary or Collateral Agent, as the case may be.

Upon the request of the Company or the Administrative Agent or the successor agent, such retiring or removed agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed agent hereunder. Upon request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.

Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

The rights, protections and immunities given to the Agents in this Section 9.01 shall likewise be available and applicable to the Intermediary and the Collateral Administrator.

SECTION 9.02.        Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a)        Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction make provision reasonably satisfactory to the Collateral Agent for payment of same. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent.

If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent shall request written instructions from the Administrative Agent as to the course of action desired by it. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder.

(b)        Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c)        Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Cash Equivalents (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Cash Equivalents prior to its stated maturity.

(d)        Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent shall be deemed to have released, and is authorized to execute any documents or instruments necessary to release, any lien encumbering any item of Collateral upon its sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e)        Collateral Agent, Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Intermediary, the Collateral Administrator and the Portfolio Manager, may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney’s fees, in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments.

(f)        Execution by the Collateral Agent and the Collateral Administrator. The Collateral Agent and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent and Collateral Administrator hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g)        Reports by the Collateral Administrator. The Company hereby appoints State Street Bank and Trust Company as Collateral Administrator under the Collateral Administration Agreement and directs the Collateral Administrator to prepare the reports substantially as provided in the Collateral Administration Agreement or as otherwise directed by and agreed by the Company and the Administrative Agent. Without limitation to the foregoing, upon the written request (including via email) of the Administrative Agent, which may be in the form of a standing request, the Collateral Administrator shall provide to the Administrative Agent a copy of the most recent notice memo, distribution report or similar notice or report received by it in respect of any Portfolio Investment(s) identified by the Administrative Agent as soon as reasonably practicable after such request is made by the Administrative Agent (or, if such request is a standing request, as soon as reasonably practicable after such notice or report is received); provided that failure by the Collateral Agent to provide such copies shall not affect any of the rights of the Company or the Portfolio Manager under this Agreement or the eligibility of any Portfolio Investment.

(h)        Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.        Non-Petition; Limited Recourse. Each of the Collateral Agent, the Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Company or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Portfolio Manager hereunder) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Portfolio Manager contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02.        Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

SECTION 10.03.        No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04.        Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a)        The Company shall pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Intermediary and their Related Parties, including the fees, charges and disbursements of one outside counsel for the Administrative Agent and one separate counsel for the Collateral Agent and the Collateral Administrator together , and such other local counsel as required for the Agents and the Collateral Administrator, collectively, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator and the Lenders, including the fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)        The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, reckless disregard or willful misconduct of such Indemnitee or (ii) with respect to the Lenders, relate to the performance of the Portfolio Investments. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)        To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement, instrument or transaction contemplated hereby, any Advance or the use of the proceeds thereof.

(d)        If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.05.        Amendments. Subject to Section 3.01(h)(ii) (which shall only require the consent of the Administrative Agent and the Company), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Required Lenders, the Company and the Portfolio Manager; provided that the Administrative Agent may waive (including, without limitation, in a writing evidenced by a facsimile transmission or electronic mail) any of (i) the Eligibility Criteria, (ii) the requirements set forth in Schedule 3 or Schedule 4 and (iii) the provisions of this Agreement relating to Delayed Funding Term Loans or the Unfunded Exposure Amount or arising from an Unfunded Exposure Shortfall, in each case, in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby.

SECTION 10.06.        Successors; Assignments.

(a)        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Subject to the conditions set forth below, any Lender may assign to any other Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and, if such assignee is not an Eligible Assignee, the Company; provided that no consent of the Administrative Agent (in the case of the initial Lender only) or the Company shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) with a Financing Commitment immediately prior to giving effect to such assignment; provided, further, that, following (i) the occurrence and during the continuance of an Event of Default, a Lender may assign its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)), and (ii) the third (3rd) Business Day following the occurrence of a Market Value Event, a Lender may assign its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)), in each instance, without the consent of the Company or (in the case of the initial Lender) the Administrative Agent.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

(c)        Any Lender may sell participations to one or more banks or other entities (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it) and with the consent of, if such participant is not an Eligible Assignee, the Company; provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d)        Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the

Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)        The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e), 3.01(f) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e), 3.01(f) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07.        Governing Law; Submission to Jurisdiction; Etc..

(a)        Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b)        Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)        Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08.        Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09.        PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.

SECTION 10.10.        Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

SECTION 10.11.        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.        Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(1)        a reduction in full or in part or cancellation of any such liability;

(2)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

As used herein:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 10.13.        Judgment Currency.

(a)        If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in USD into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction USD could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)        The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than USD, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase USD with the Judgment Currency; if the amount of USD so purchased is less than the sum originally due to the Applicable Creditor in USD, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT SPV LLC, as Company

By____________________________________
Name:
Title:

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC, as Portfolio Manager

By____________________________________
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By____________________________________
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent

By__________________________________
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as Intermediary

By__________________________________
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as Collateral Administrator

By__________________________________
Name:
Title:

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By__________________________________
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Lenders	Financing Commitment (as reduced from time to time pursuant to Section 4.07)

	JPMorgan Chase Bank, National Association	Prior to a Commitment Increase Date: U.S. $400,000,000 After a Commitment Increase Date, if any: U.S. $400,000,000 plus the principal amount of each Commitment Increase Option up to U.S. $750,000,000

2.	Scheduled Termination Date:	November 21, 2021

3.	Interest Rates

Applicable Margin for Advances:

With respect to interest based on the LIBO Rate, 3.50% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Base Rate, 3.50% per annum (subject to increase in accordance with Section 3.01(b)).

4.	Account Numbers

Securities Accounts:

Custodial Account:
Collection Account:
MV Cure Account:
Unfunded Exposure Account:

Deposit Accounts:

Custodial Account:
Collection Account:
MV Cure Account:
Unfunded Exposure Account:

5.	Market Value Trigger:	203.25%

6.	Market Value Cure Level:	244.00%

7.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial Purchase, a Restricted Security. As used herein, “Restricted Security” means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed Purchase by the Company and (b) which the Company proposes to Purchase from any such Affiliate of any Lender.

Addresses for Notices

The Company:	Goldman Sachs Private Middle Market Credit SPV LLC 200 West Street New York, NY 10282	Attn: Jonathan Lamm Elaine Ng Paul P. Singh Steven Colombo Tel: 1 (212) 902-1000 Fax: 1 (212) 428-3889 Email: Jonathan.Lamm@gs.com Paul.Singh@gs.com Elaine.Ng@gs.com Steven.Colombo@gs.com

The Portfolio Manager:	Goldman Sachs Private Middle Market Credit LLC 200 West Street New York, NY 10282	Attn: Jonathan Lamm Elaine Ng Paul P. Singh Steven Colombo Tel: 1 (212) 902-1000 Fax: 1 (212) 428-3889 Email: Jonathan.Lamm@gs.com Paul.Singh@gs.com Elaine.Ng@gs.com Steven.Colombo@gs.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Kyle Deisher

with a copy to

	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: Kyle Deisher Email: DE_custom_business@jpmorgan.com.

The Collateral Agent:	State Street Bank and Trust Company 1 Iron Street Boston Massachusetts 02210	Attention: Scott Berry Telephone: (617) 662-9840 Email: StateStreetSPV@statestreet.com

The Intermediary:	State Street Bank and Trust Company 1 Iron Street Boston Massachusetts 02210	Attention: Scott Berry Telephone: (617) 662-9840 Email: StateStreetSPV@statestreet.com

The Collateral Administrator:	State Street Bank and Trust Company 1 Iron Street Boston Massachusetts 02210	Attention: Scott Berry Telephone: (617) 662-9840 Email: StateStreetSPV@statestreet.com

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Robert Nichols Facsimile: (302) 634-1092

	with a copy to: JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: Louis Cerrotta Telephone: 212-622-7092

Each other Lender:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent.

SCHEDULE 2

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Email:  NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Ryan Hanks

cc:

State Street Bank and Trust Company, as Collateral Agent

State Street Bank and Trust Company, as Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of November 21, 2017 (as amended, the “Agreement”), among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Goldman Sachs Private Middle Market Credit LLC, as portfolio manager (the “Portfolio Manager”), the lenders party thereto and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Portfolio Manager hereby [requests approval for the Company to acquire][notifies the Administrative Agent of the Company’s intention to acquire via [a Purchase][a Substitution] the following Portfolio Investment(s):1

1 To be filled in to the extent such information is available to the Portfolio Manager and otherwise indicated with N/A.

Fund
Issuer / Obligor
Jurisdiction
Identifier (LoanX; CUSIP)
Requested Notional Amount
Asset Class
Current Pay (Y/N)
Syndication Type
Lien
Tranche Size
Price
Spread / Coupon
Base Rate
LIBOR Floor
Maturity
GICS3 Industry
LTM EBITDA (In Millions)
LTM Capital Expenditures (in Millions)
Leverage Through Tranche (Net)
Interest Coverage
Financial Covenants
Security Identifier
Security Description
Quantity
Currency Type ID
Spot Rate

To the extent available, we have included herewith (1) the material underlying instruments (including the collateral and security documents) relating to each such Portfolio Investment, (2) an audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, or if not available, a quality of earnings report prepared by an accredited accounting firm, (3) quarterly statements for the previous most recently ended four fiscal quarters of the obligor of each such Portfolio Investment, (4) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (5) applicable “proof of existence” details (if requested by the Administrative Agent), (6) the final investment committee memo and (7) forecasted financials for 1 year (or longer, if prepared).

The Portfolio Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent.2

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.

Very truly yours,

Goldman Sachs Private Middle Market Credit LLC, as Portfolio Manager

By_________________________________
Name:
Title:

2 Company to deliver pre-signed assignment agreement if the Portfolio Manager and the administrative agent for the proposed Portfolio Investment are affiliates.

SCHEDULE 3

Eligibility Criteria

1.	Such obligation is a Loan or a debt security and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest or a Letter of Credit.

2.

Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan.

3.	Such obligation is eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent.

4.	Such obligation is denominated and payable in an Eligible Currency and purchased at a price that is at least 80% of the par amount of such obligation.

5.	Such obligation is issued or co-issued by a company organized in an Eligible Jurisdiction.

6.

It is an obligation upon which no payments to the Company are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction (other than any non-U.S. withholding Taxes that are uniformly applicable to non-resident lenders with respect to Loans or debt securities of such type), unless the related obligor is required to make “gross-up” payments to the Company that cover the full amount of any such withholding Taxes (subject to conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith judgment expects to be satisfied).

7.

Such obligation is not subject to an event of default (as defined in the underlying instruments for such obligation) in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement, indenture or similar agreement, but not to exceed the lesser of (x) the grace period and/or cure period set forth in the related loan agreement, indenture or similar agreement and (y) thirty (30) days) and, to the Knowledge of the Company and the Portfolio Manager, no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement, indenture or similar agreement (after giving effect to any grace and/or cure period set forth in the related loan agreement, indenture or similar agreement but not to exceed lesser of (x) the grace period and/or cure period set forth in the related loan agreement, indenture or similar agreement and (y) thirty (30) days) (a “Defaulted Obligation”).

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment.

9.

It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.

11.	Such obligation provides for periodic payments of interest thereon in cash at least semi-annually.

12.

Without limitation to clause 7 above, in the case of a Specified Investment, (i) the obligor on such obligation has not violated any financial covenant contained in such obligation’s underlying instruments and (ii) no such financial covenant has been amended, modified or waived and, without limitation to the foregoing, no amendment to the underlying instruments with respect to such Portfolio Investment that relates to a Specified Matter has been entered into, in each case, since the date of the Purchase Commitment for such obligation (in the case of this subclause (ii), unless otherwise consented to by the Administrative Agent in its sole discretion).

13.	Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

14.

In the case of a Portfolio Investment that is a Loan, the Administrative Agent is not a “Disqualified Lender” (as such term, or comparable term, is defined in the underlying instruments with respect to such Portfolio Investment).

The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:

“Eligible Currency” means USD, Euros, GBP and CAD.

“Eligible Jurisdictions” means the United States and any state or territory therein, Canada, United Kingdom and any Euro Zone country.

“Letter of Credit” means a facility whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an underlying instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant.

“Participation Interest” means a participation interest in a Loan or a debt security.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

“Synthetic Security” means a security or swap transaction, other than a Participation Interest or a Letter of Credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Zero-Coupon Security” means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

SCHEDULE 4

Concentration Limitations

The “Concentration Limitations” shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments owned (or in relation to a proposed Purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.

Portfolio Investments issued by a single obligor and its affiliates may not exceed an aggregate principal balance equal to 4.0% of the Collateral Principal Amount (or, prior to the First Amendment Effective Date, 5.0% of the Collateral Principal Amount); provided that Portfolio Investments other than Specified Investments issued by three (3) obligors and their respective affiliates may each constitute up to an aggregate principal balance equal to 6.5% of the Collateral Principal Amount (or, prior to the First Amendment Effective Date, 6.0% of the Collateral Principal Amount). Notwithstanding the foregoing, no obligor shall deemed an affiliate of any person solely because they are under the control of the same private equity sponsor or similar sponsor or because such obligor is owned by a common holding company with an obligor of another obligation so long as the collateral securing such loans is not common.

2.

Not less than 40% of the Collateral Principal Amount may consist of Senior Secured Loans (including first-lien unitranche assets) and cash and Cash Equivalents on deposit in the Account as Principal Proceeds.

3.	Not more than 60% of the Collateral Principal Amount may consist of Second Lien Loans (including second-lien unitranche assets).

4.	Not more than 10% of the Collateral Principal Amount may consist of any Portfolio Investments other than Senior Secured Loans or Second Lien Loans.

5.	Not more than 10% of the Collateral Principal Amount may consist of Delayed Funding Term Loans and Revolving Loans.

6.

On or after the First Amendment Effective Date, not more than 12.5% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same GICS Level 3 Industry Classification, as determined by the Portfolio Manager in its commercially reasonable discretion, provided that Portfolio Investments that belong to the GICS Level 3 Industry Classifications listed in each the “Broad Category” in the GICS Table set forth below, in the aggregate, shall be further limited by the “Limit” of the Collateral Principal Amount set forth in the table forth below. As used herein, “GICS Level 3Industry Classifications” means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Portfolio Manager (with the consent of the Administrative Agent) if GICS publishes revised industry classifications.

7.	Not more than an aggregate of 15% of the Collateral Principal Amount may consist of Portfolio Investments denominated in a Permitted Non-USD Currency.

8.	Not more than an aggregate of 20% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Eligible Jurisdictions other than the United States.

9.	The Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount.

10.	Not more than an aggregate of 17.5% of the Collateral Principal Amount may consist of Specified Investments.

For the purposes of clauses 1 through 10 above, the principal amount of the applicable Portfolio Investment shall including the funded and unfunded balance on any Delayed Funding Term Loan or Revolving Loan, as applicable, as of such date.

As used herein, “GICS Table” means the table below:

Limit	Broad Category	Applicable GICS Industry
5%	Oil & Gas	Energy Equipment & Services
Independent Power Producers & Energy Traders
Oil, Gas & Consumable Fuels
10%	Retail	Internet & Catalog Retail
Multiline Retail
Specialty Retail
15%	Company’s selection	Any single classification except Oil & Gas or Retail-related
20%	Financial Intermediaries	Commercial Banks
Consumer Finance
Diversified Financial Services
Real Estate Investment Trusts (REITs)
Real Estate Management & Development
Thrifts & Mortgage Finance
Trading Companies & Distributors
20%	Building & Development	Building Products
Construction & Engineering
Construction Materials
20%	Electronics	Computers & Peripherals
Electronic Equipment, Instruments & Components
Office Electronics
20%	Telecommunications	Communications Equipment
Diversified Telecommunication Services
Wireless Telecommunication Services
(x) On or prior to the last day of the Ramp-Up Period, 30% and (y) thereafter, 25% if Healthcare at 20% or, otherwise, 20%	Software	Internet Software & Services
IT Services
Software
(x) On or prior to the last day of the Ramp-Up Period, 20% and (y) thereafter, 25% if Software at 20% or, otherwise, 20%	Healthcare	Health Care Equipment & Supplies
Health Care Providers & Services
Health Care Technology

SCHEDULE 5

Initial Portfolio Investments

Issuer Name	Notional ($ mln)	Lien	Industry
Continuum Managed Services LLC	37.80	1st Lien	IT Services
Zep, Inc.	35.70	2nd Lien	Chemicals
Procare Software, LLC	35.00	2nd Lien	Food Products
You Fit, LLC	34.50	1st Lien	Diversified Consumer Services
Lithium Technologies, LLC	34.10	1st Lien	Internet Software & Services
Oasis Outsourcing Holdings, Inc.	33.58	2nd Lien	Diversified Financial Services
Market Track, LLC	32.80	2nd Lien	Internet Catalog & Retail
Xactly Corporation	32.40	1st Lien	Internet Software & Services
SF Home Décor, LLC	31.20	1st Lien	Household Products
ERC Finance, LLC	29.80	2nd Lien	Health Care Providers & Services
National Spine and Pain Centers, LLC	28.50	2nd Lien	Health Care Providers & Services
Association Member Benefits Advisors, LLC	28.00	2nd Lien	Insurance
Smarsh, Inc.	26.10	2nd Lien	Software
Granicus, Inc.	25.50	2nd Lien	Software
Vantage Mobility International, LLC	25.10	2nd Lien	Health Care Equipment & Supplies
Clinical Supplies Management Holdings, Inc.	24.00	1st Lien	Containers & Packaging
Odyssey Logistics & Technology Corporation	20.30	2nd Lien	Road & Rail
Worldwide Express Operations, LLC	20.00	2nd Lien	Air Freight & Logistics
DuBois Chemicals, Inc.	20.00	2nd Lien	Chemicals
Recipe Acquisition Corp.	20.00	2nd Lien	Food Products
Intelligent Document Solutions, Inc.	17.90	2nd Lien	Diversified Financial Services
Imperial Bag & Paper Co., LLC	16.40	1st Lien	Distributors
FWR Holding Corporation	15.50	1st Lien	Hotels, Restuarants & Leisure
Regulatory DataCorp, Inc.	15.00	2nd Lien	Diversified Financial Services
Yasso, Inc.	14.40	1st Lien	Food Products
Datacor Holdings, Inc.	14.00	1st Lien	Chemicals
Country Fresh Holdings, LLC	13.80	2nd Lien	Food Products
American Dental Partners, Inc.	13.60	2nd Lien	Health Care Providers & Services
Netvoyage Corporation	13.57	1st Lien	Software
PPC Industries, Inc.	13.30	2nd Lien	Containers & Packaging
myON, LLC	11.30	2nd Lien	Internet Software & Services
Institutional Shareholder Services, Inc.	7.70	2nd Lien	Diversified Financial Services
FWR Holding Corporation	4.40	1st Lien	Hotels, Restuarants & Leisure
Clinical Supplies Management Holdings, Inc.	2.00	1st Lien	Containers & Packaging

SCHEDULE 6

GICS Level 3 Industry Classifications
1	Aerospace & Defense
2	Air Freight & Logistics
3	Airlines
4	Auto Components
5	Automobiles
6	Tobacco
7	Capital Markets
8	Building Products
9	Construction & Engineering
10	Construction Materials
11	Commercial Services & Supplies
12	Professional Services
13	Chemicals
14	Containers & Packaging
15	Textiles, Apparel & Luxury Goods
16	Industrial Conglomerates
17	Personal Products
18	Biotechnology
19	Pharmaceuticals
20	Life Sciences Tools & Services
21	Computers & Peripherals
22	Electrical Equipment
23	Electronic Equipment, Instruments & Components
24	Office Electronics
25	Commercial Banks
26	Consumer Finance
27	Diversified Consumer Services
28	Diversified Financial Services
29	Real Estate Investment Trusts (REITs)
30	Real Estate Management & Development
31	Thrifts & Mortgage Finance
32	Trading Companies & Distributors
33	Beverages
34	Food Products
35	Food & Staples Retailing
36	Paper & Forest Products
37	Health Care Equipment & Supplies
38	Health Care Providers & Services
39	Health Care Technology
40	Household Durables
41	Household Products
42	Machinery
43	Semiconductors & Semiconductor Equipment
44	Insurance

45	Leisure Equipment & Products
46	Media
47	Hotels, Restaurants & Leisure
48	Distributors
49	Internet Software & Services
50	IT Services
51	Marine
52	Software
53	Metals & Mining
54	Energy Equipment & Services
55	Independent Power Producers & Energy Traders
56	Oil, Gas & Consumable Fuels
57	Internet & Catalog Retail
58	Multiline Retail
59	Specialty Retail
60	Road & Rail
61	Transportation Infrastructure
62	Communications Equipment
63	Diversified Telecommunication Services
64	Wireless Telecommunication Services
65	Electric Utilities
66	Gas Utilities
67	Multi-Utilities
68	Water Utilities

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Ryan Hanks

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Louis Cerrotta

Email:  DE_custom_business@jpmorgan.com.

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Robert Nichols

cc:

State Street Bank and Trust Company, as Collateral Agent

State Street Bank and Trust Company, as Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of November 21, 2017 (as amended, the “Agreement”), among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Goldman Sachs Private Middle Market Credit LLC, as portfolio manager (the “Portfolio Manager”), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1)        The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [____________].

(2)        The aggregate amount of the Advance requested hereby is [U.S.$] [C$] [€] [£] [_________].3,4

(3)        The proposed Purchases (if any) relating to this request are as follows:

3 Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.

4 Note: The requested Advance shall be in an amount such that the aggregate amount of Permitted Non-USD Currency Advances does not exceed 15% of the Financing Commitments.

Security	Par	Price	Purchased Interest (if any)

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) and/or to an Advance set forth in Section 1.03 of the Agreement have been satisfied or waived as of the related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and/or Advance date, as applicable.

Very truly yours,

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT SPV LLC

By__________________________________
Name:
Title:

EXHIBIT B

[Reserved]

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement, dated as of November 21, 2017 (as amended, the “Credit Agreement”), among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Goldman Sachs Private Middle Market Credit LLC, as portfolio manager (the “Portfolio Manager”), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.03(f)(ii)(B)(iii) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[__________ __], 20[__]

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement, dated as of November 21, 2017 (as amended, the “Credit Agreement”), among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Goldman Sachs Private Middle Market Credit LLC, as portfolio manager (the “Portfolio Manager”), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.03(f)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[__________ __], 20[__]

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement, dated as of November 21, 2017 (as amended, the “Credit Agreement”), among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Goldman Sachs Private Middle Market Credit LLC, as portfolio manager (the “Portfolio Manager”), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.03(f)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[__________ __], 20[__]

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement, dated as of November 21, 2017 (as amended, the “Credit Agreement”), among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Goldman Sachs Private Middle Market Credit LLC, as portfolio manager (the “Portfolio Manager”), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.03(f)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[__________ __], 20[__]